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As filed with the Securities and Exchange Commission on March 5, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MGM RESORTS INTERNATIONAL
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7011 (Primary Standard Industrial Classification Code Number)	88-0215232 (I.R.S. Employer Identification Number)

3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

See Table of Additional Registrants Below

John M. McManus, Esq.
MGM Resorts International
Executive Vice President, General Counsel and Secretary
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Telephone: (702) 693-7120
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rod Miller, Esq.
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, New York 10005
Telephone: (212) 530-5000

Approximate date of commencement of proposed exchange offer:
As soon as practicable after this Registration Statement is declared effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

6.750% Senior Notes due 2020	$1,000,000,000	100%	$1,000,000,000	$136,400

Guarantees of the 6.750% Senior Notes due 2020(3)	$1,000,000,000	N/A	N/A	(4)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3)
The entities listed on the Table of Subsidiary Guarantor Registrants below have guaranteed the notes being registered hereby.

(4)
No separate consideration will be received for the guarantees, and pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
350 Leasing Company I, LLC	Nevada	26-0257649
350 Leasing Company II, LLC	Nevada	26-0881385
450 Leasing Company I, LLC	Nevada	80-0562797
550 Leasing Company I, LLC	Nevada	88-0121916
550 Leasing Company II, LLC	Nevada	27-2301518
AC Holding Corp.	Nevada	88-0220212
AC Holding Corp. II	Nevada	88-0220229
Aria Resort & Casino, LLC	Nevada	20-5396350
Beau Rivage Resorts, Inc., dba Beau Rivage	Mississippi	88-0340296
Bellagio, LLC, dba Bellagio	Nevada	94-3373852
Bungalow, Inc.	Mississippi	64-0410882
Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino-Las Vegas Circus Circus Hotel and Casino-Reno and Slots-A-Fun Casino	Nevada	88-0191825
CityCenter Facilities Management, LLC	Nevada	27-3246985
CityCenter Realty Corporation	Nevada	20-5106648
Destron, Inc.	Nevada	88-0234293
Diamond Gold, Inc.	Nevada	88-0242688
Galleon, Inc.	Nevada	88-0307225
Gold Strike Fuel Company, LLC dba Gold Strike Auto & Truck Plaza	Nevada	88-0433152
Gold Strike L.V.	Nevada	88-0230231
Grand Laundry, Inc.	Nevada	88-0298834
IKM MGM, LLC	Nevada	26-0872384
IKM MGM Management, LLC	Nevada	26-0872415
Jean Development Company, LLC, dba Gold Strike Hotel and Gambling Hall	Nevada	88-0223200
Jean Development North, LLC	Nevada	88-0312945
Jean Development West, LLC	Nevada	88-0241415
Jean Fuel Company West, LLC dba Nevada Landing Auto Plaza	Nevada	88-0269160
LV Concrete Corp.	Nevada	88-0337406
MAC, Corp.	New Jersey	22-3424950
Mandalay Corp., dba Mandalay Bay Resort and Casino and The Hotel	Nevada	88-0384693
Mandalay Employment, LLC	Nevada	26-2196014
Mandalay Marketing and Events	Nevada	88-0350241
Mandalay Place	Nevada	88-0383769
Mandalay Resort Group	Nevada	88-0121916
Metropolitan Marketing, LLC	Nevada	22-3756320
MGM Grand Atlantic City, Inc.	New Jersey	88-0354792
MGM Grand Condominiums, LLC	Nevada	55-0806676
MGM Grand Condominiums II, LLC	Nevada	20-2116101
MGM Grand Condominiums III, LLC	Nevada	05-0627790
MGM Grand Condominiums East-Tower I, LLC	Nevada	20-5106711
MGM Grand Detroit, Inc.	Delaware	91-1829051
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Nevada	94-3373856
MGM Hospitality, LLC	Nevada	20-8588249
MGM International, LLC	Nevada	20-5581298
MGM Resorts Advertising, Inc.	Nevada	88-0162200
MGM Resorts Aircraft Holdings, LLC	Nevada	11-3739807
MGM Resorts Aviation Corp.	Nevada	88-0173596
MGM Resorts Corporate Services	Nevada	88-0225681
MGM Resorts Development, LLC	Nevada	88-0368826
MGM Resorts Entertainment and Sports	Nevada	88-0245169
MGM Resorts International Design	Nevada	88-0406202
MGM Resorts International Global Gaming Development, LLC	Nevada	26-3463682

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
MGM Resorts International Marketing, Inc.	Nevada	86-0868640
MGM Resorts International Operations, Inc.	Nevada	88-0471660
MGM Resorts Land Holdings, LLC	Nevada	51-0649237
MGM Resorts Macao, LLC	Nevada	88-0512367
MGM Resorts Management and Technical Services, LLC	Nevada	20-4986873
MGM Resorts Manufacturing Corp.	Nevada	88-0195439
MGM Resorts Mississippi, Inc., dba Gold Strike Casino Resort	Mississippi	64-0831942
MGM Resorts Online, LLC	Nevada	45-3690532
MGM Resorts Retail	Nevada	88-0385232
MGM Springfield, LLC	Massachusetts	45-4315066
MH, Inc., dba Shadow Creek	Nevada	88-0245162
Mirage Leasing Corp.	Nevada	88-0424843
Mirage Laundry Services Corp.	Nevada	88-0287118
Mirage Resorts, Incorporated	Nevada	88-0058016
M.I.R. Travel	Nevada	88-0276369
MMNY Land Company, Inc.	New York	33-1043606
MRGS, LLC	Nevada	88-0321295
M.S.E. Investments, Incorporated ("MSE")	Nevada	88-0142077
Nevada Landing Partnership	Illinois	88-0311065
New Castle Corp., dba Excalibur Hotel and Casino	Nevada	88-0239831
New PRMA Las Vegas, Inc.	Nevada	88-0430015
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	Nevada	88-0329896
New York-New York Tower, LLC	Nevada	84-1646058
OE Pub, LLC	Nevada	27-0940613
PRMA, LLC	Nevada	88-0430017
PRMA Land Development Company, dba Primm Valley Golf Club	Nevada	88-0325842
Project CC, LLC	Nevada	84-1669056
Railroad Pass Investment Group, LLC, dba Railroad Pass Hotel and Casino	Nevada	88-0208350
Ramparts, Inc., dba Luxor Hotel and Casino	Nevada	88-0237030
Signature Tower 1, LLC	Nevada	20-5382807
Signature Tower 2, LLC	Nevada	26-3300673
Signature Tower 3, LLC	Nevada	26-3300756
The Crystals at CityCenter Management, LLC	Nevada	74-3242574
The Mirage Casino-Hotel, dba The Mirage	Nevada	88-0224157
The Signature Condominiums, LLC	Nevada	33-1129331
Tower B, LLC	Nevada	42-1747200
Tower C, LLC	Nevada	42-1747202
Vendido, LLC	Nevada	45-4205677
Vdara Condo Hotel, LLC	Nevada	20-8277206
Victoria Partners, dba Monte Carlo Resort and Casino	Nevada	88-0346764
VidiAd	Nevada	88-0428375
Vintage Land Holdings, LLC	Nevada	20-8920761
Vintage Land Holdings II, LLC	Nevada	26-0181763

*
Each additional registrant is a direct or indirect subsidiary of MGM Resorts International. The address, including zip code, and telephone number, including area code, of each registrant's principal executive offices is c/o MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 693-7120. The name, address, and telephone number of the agent for service for each additional registrant is John M. McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 693-7120.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 5, 2013

PROSPECTUS

MGM Resorts International

Offer to Exchange

6.750% SENIOR NOTES DUE 2020

REGISTERED UNDER THE SECURITIES ACT

FOR

A LIKE PRINCIPAL AMOUNT OF 6.750% SENIOR NOTES DUE 2020

           MGM Resorts International is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $1,000,000,000 of our 6.750% Senior Notes due 2020 (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of our outstanding 6.750% Senior Notes due 2020 (the "outstanding notes," and such transaction, the "exchange offer").

           We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act. The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture as the outstanding notes.

The Exchange Offer

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                , 2013, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See the discussion under "Certain U.S. Federal Income Tax Considerations."

  •
  The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable and will not be entitled to registration rights. The exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

  •
  Certain of our subsidiaries will guarantee our obligations under the exchange notes, including the payment of principal of, premium, if any, and interest on the notes. These guarantees of the exchange notes will be senior obligations of the subsidiary guarantors. Additional subsidiaries will be required to guarantee the exchange notes, and the guarantees of the subsidiary guarantors will terminate, in each case in the circumstances described under "Description of Exchange Notes—Subsidiary Guarantees."

           Each holder of an unregistered note wishing to accept the exchange offer must deliver the unregistered note to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered notes by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called "The Exchange Offer" in this prospectus and in the accompanying letter of transmittal.

           If you are a broker-dealer that receives exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. You may use this prospectus, as we may amend or supplement it in the future, for your resales of exchange notes. We will use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, remain effective for a period ending on the earlier of (i) 180 days following the 20th business day after the registration statement containing this prospectus is declared effective and (ii) the date on which such broker-dealer no longer owns any transfer restricted securities. We will also amend or supplement this prospectus during this 180-day period, if requested by one or more participating broker-dealers, in order to expedite or facilitate such resales.

           See "Risk Factors" beginning on page 8 for a discussion of certain risks that you should consider before participating in the exchange offer.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

           You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

The date of this prospectus is                , 2013.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose important information to you by referring you to another document. Any information referred to this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the exchange offer by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us. Any information referred to in this way is considered part of this prospectus from the date we filed that document.

        We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including the exhibits incorporated by reference therein);

  •
  Our Current Reports on Form 8-K filed (but not furnished) on February 12, 2013 and February 20, 2013.

  •
  All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and before the termination of the exchange offer to which this prospectus relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

i

        In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

        We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents, at no cost, by writing or calling us at the following address or telephone number: John McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120. A copy will be provided by first class mail or other similar means promptly after receipt of your request.

ii

 PROSPECTUS SUMMARY

        The following summary highlights information contained or incorporated by reference into this prospectus. It does not contain all of the information that may be important to you. You should carefully read this entire prospectus, as well as the documents incorporated by reference, for a more complete understanding of this offer and the notes. In this prospectus, except where the context indicates or unless otherwise indicated, we will collectively refer to MGM Resorts International and our direct and indirect subsidiaries as "MGM Resorts International," "we," "our" and "us."

MGM Resorts International

        We are one of the world's leading global hospitality companies, operating a world-renowned portfolio of destination resort brands. We believe the casino resorts we own, manage and invest in are among the world's finest casino resorts. We own and operate the following casino resorts in Las Vegas, Nevada: Bellagio, MGM Grand Las Vegas, The Mirage, Mandalay Bay, Luxor, New York-New York, Monte Carlo, Excalibur, and Circus Circus Las Vegas. Operations at MGM Grand Las Vegas include management of The Signature at MGM Grand Las Vegas, a condominium-hotel consisting of three towers. Other Nevada operations include Circus Circus Reno, Gold Strike in Jean, and Railroad Pass in Henderson. We and our local partners own and operate MGM Grand Detroit in Detroit, Michigan. We own and operate two resorts in Mississippi: Beau Rivage in Biloxi and Gold Strike in Tunica. We also own Shadow Creek, an exclusive world-class golf course located approximately ten miles north of our Las Vegas Strip resorts, Primm Valley Golf Club at the California/Nevada state line and Fallen Oak golf course in Saucier, Mississippi. We also own 50% of Silver Legacy, located in Reno, Nevada; and 50% of Grand Victoria, located in Elgin, Illinois.

        We own 51% and have a controlling interest in MGM China, which owns MGM Grand Paradise, S.A. ("MGM Grand Paradise"), the Macau company that owns the MGM Macau resort and casino and the related gaming subconcession and land concession and that has formally accepted a draft land concession contract with the government of Macau to develop a second gaming resort in Cotai, Macau.

        We also own 50% of CityCenter, located between Bellagio and Monte Carlo. The other 50% of CityCenter is owned by Infinity World Development Corp ("Infinity World"), a wholly owned subsidiary of Dubai World, a Dubai, United Arab Emirates government decree entity. CityCenter consists of Aria, a casino resort; Mandarin Oriental Las Vegas, a non-gaming boutique hotel; Crystals, a retail, dining and entertainment district; and Vdara, a luxury condominium-hotel. In addition, CityCenter features residential units in the Residences at Mandarin Oriental and Veer. We receive a management fee of 2% of revenues for the management of Aria and Vdara, and 5% of EBITDA (as defined in the agreements governing our management of Aria and Vdara). In addition, we receive an annual fee of $3 million for the management of Crystals.

        We formed MGM Hospitality, LLC ("MGM Hospitality") to focus on strategic resort development and management opportunities, with an emphasis on international opportunities which we believe offer the greatest opportunity for future growth. We have hired senior personnel with established backgrounds in the development and management of international hospitality operations to maximize the profit potential of MGM Hospitality's operations. MGM Hospitality has signed multiple technical and management services agreements for resorts in the Middle East, North Africa, India and China.

        Our principal executive offices are located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The telephone number for our principal executive offices is (702) 693-7120.

The Exchange Offer

        The following is a brief summary of the principal terms of the exchange offer. A more detailed description is contained in the section "The Exchange Offer." The term "Outstanding Notes" refers to our outstanding 6.750% Senior Notes due 2020 issued on September 19, 2012 in a private placement transaction exempt from registration under the Securities Act. The term "Exchange Notes" refers to our 6.750% Senior Notes due 2020 offered by this prospectus, which have been registered under the Securities Act.

The Exchange Offer	We are offering to exchange up to $1,000,000,000 principal amount of Exchange Notes, which have been registered under the Securities Act, for an equal principal amount of Outstanding Notes. Outstanding Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Exchange Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

We issued the Outstanding Notes in a private transaction for resale pursuant to Rule 144A and Regulation S under the Securities Act. The terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes, except that provisions relating to transfer restrictions, registration rights, and rights to additional interest in addition to the stated interest rate on the Outstanding Notes as liquidated damages under the registration rights agreement ("Additional Interest") will not apply to the Exchange Notes.

In order to exchange your Outstanding Notes for Exchange Notes, you must properly tender them at or prior to the expiration of the exchange offer.
Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on            , 2013, unless the exchange offer is extended, in which case the expiration time will be the latest date and time to which the exchange offer is extended. See "The Exchange Offer—Terms of the Exchange Offer; Expiration Time."

Procedures for Tendering Outstanding Notes

You may tender your Outstanding Notes through book-entry transfer in accordance with The Depository Trust Company's Automated Tender Offer Program, known as ATOP. If you wish to accept the exchange offer, you must either:

•

complete, sign, and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with your Outstanding Notes, to the exchange agent at the address set forth under "The Exchange Offer—The Exchange Agent"; or

•

arrange for The Depository Trust Company to transmit to the exchange agent certain required information, including an agent's message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, and transfer the Outstanding Notes being tendered into the exchange agent's account at The Depository Trust Company.

You may tender your Outstanding Notes for the applicable series of Exchange Notes in whole or in part in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
See "The Exchange Offer—How to Tender Outstanding Notes for Exchange."
Guaranteed Delivery Procedures

If you wish to tender your Outstanding Notes and time will not permit your required documents to reach the exchange agent by the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, you may tender your Outstanding Notes according to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures."

Special Procedures for Beneficial Owners

If you beneficially own Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your Outstanding Notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See "The Exchange Offer—How to Tender Outstanding Notes for Exchange."

Withdrawal of Tenders

You may withdraw your tender of Outstanding Notes at any time at or prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed under "The Exchange Offer—Withdrawal Rights."

Acceptance of Outstanding Notes and Delivery of Exchange Notes

Upon consummation of the exchange offer, we will accept any and all Outstanding Notes that are properly tendered in the exchange offer and not withdrawn at or prior to the expiration time. The Exchange Notes issued pursuant to the exchange offer will be delivered promptly upon expiration of the exchange offer, and any tendered Outstanding Notes that are not accepted for exchange will be returned to the tendering holder promptly upon the expiration or termination of the exchange offer. See "The Exchange Offer—Terms of the Exchange Offer; Expiration Time."

Registration Rights Agreement

We are making the exchange offer pursuant to the registration rights agreement that we entered into on September 19, 2012 with the initial purchasers of the Outstanding Notes (the "registration rights agreement").

Resale of Exchange Notes

We believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold, or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• you are not an "affiliate" of ours;
• the Exchange Notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;
• you have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued to you in the exchange offer;
• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes issued in the exchange offer; and

•

if you are a broker-dealer, you will receive the Exchange Notes for your own account, the Outstanding Notes were acquired by you as a result of market-making or other trading activities, and you will deliver a prospectus when you resell or transfer any Exchange Notes issued in the exchange offer. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

If you do not meet these requirements, your resale of the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

If you are a broker-dealer and you will receive Exchange Notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes. See "Plan of Distribution" for a description of the prospectus delivery obligations of broker-dealers.

See "The Exchange Offer—Consequences of Exchanging Outstanding Notes."
Consequences of Failure to Exchange

If you do not exchange your Outstanding Notes in the exchange offer, your Outstanding Notes will continue to be subject to the restrictions on transfer provided in the Outstanding Notes and in the indenture. In general, the Outstanding Notes may not be offered or sold unless registered or sold in a transaction exempt from registration under the Securities Act and applicable state securities laws. If a substantial amount of the Outstanding Notes is exchanged for a like amount of the Exchange Notes, the liquidity and the trading market for your untendered Outstanding Notes could be adversely affected. See "The Exchange Offer—Consequences of Failure to Exchange Outstanding Notes." We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Exchange Agent	The exchange agent for the exchange offer is U.S. Bank National Association. For additional information, see "The Exchange Offer—Exchange Agent" and the accompanying letter of transmittal.
Certain U.S. Federal Income Tax Considerations	The exchange of outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes.

You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the Exchange Notes. For additional information, see "Certain U.S. Federal Income Tax Considerations."

The Exchange Notes

        The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

        The Exchange Notes will be identical in all material respects to the outstanding notes for which they have been exchanged, except:

  •
  the offer and sale of the Exchange Notes will have been registered under the Securities Act, will not bear any legend restricting their transfer and generally will not be subject to restrictions on transfer,

  •
  the Exchange Notes will bear a different CUSIP number from the outstanding notes,

  •
  the Exchange Notes will not be entitled to registration rights, and

  •
  the holders of the Exchange Notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

Issuer	MGM Resorts International, a Delaware corporation.
Notes offered	$1,000,000,000 aggregate principal amount of 6.750% senior notes due 2020.
Maturity Date	The Exchange Notes will mature on October 1, 2020.
Interest	Interest on the Exchange Notes is 6.750% per annum.
Interest Payment Dates
Interest on the Exchange Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2013. Interest on the Exchange Notes will initially accrue from the most recent date to which interest has been paid on the Outstanding Notes.
Guarantees
The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by each of our subsidiaries, other than our excluded subsidiaries. The guarantors will include all subsidiaries that guarantee our senior credit facility and/or our existing notes, and, with respect to our senior credit facility, MGM Grand Detroit, LLC. The Exchange Notes will not be guaranteed by our excluded subsidiaries, which include, among others, MGM Grand Detroit, LLC and its subsidiaries and MGM China and its subsidiaries. We are permitted to designate additional excluded subsidiaries if, among other conditions, such other subsidiaries do not guarantee our other indebtedness and are not subject to any covenants in, or liens securing, the credit facility or the existing senior notes. See "Description of Exchange Notes—Subsidiary Guarantees."

Ranking	The Exchange Notes and guarantees will be general senior unsecured obligations of MGM Resorts International and each guarantor, respectively, and will rank equally in right of payment with, or senior to, all existing and future indebtedness of MGM Resorts International and each guarantor, respectively, and will be effectively junior to all of their existing and future senior secured indebtedness to the extent of the assets securing such indebtedness. The Exchange Notes will also be effectively junior to all indebtedness of our subsidiaries that do not guarantee the notes, including MGM Grand Detroit, LLC and its subsidiaries and MGM China and its subsidiaries. See "Description of Exchange Notes—Ranking."
Optional redemption
We may redeem all or part of the Exchange Notes at a redemption price equal to 100% of the principal amount of the Exchange Notes, plus an applicable make whole premium and accrued and unpaid interest.
Special redemption	The Exchange Notes are subject to redemption requirements imposed by gaming laws and regulations of the State of Nevada and other gaming authorities.
Covenants	The indenture contains covenants that, among other things, will limit our ability and the ability of our subsidiary guarantors to:
• incur liens on assets to secure debt (subject to, under certain circumstances, regulatory approvals);
• merge or consolidate with another company or sell all or substantially all assets; and
• enter into certain sale and lease-back transactions.

These covenants are subject to important exceptions and qualifications as described under "Description of Exchange Notes—Additional Covenants of MGM Resorts International." In particular, the indenture governing the Exchange Notes will not provide for restrictions on the ability of our subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).
Risk factors
See "Risk Factors" and the other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to exchange your Outstanding Notes for Exchange Notes.
Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes in the exchange offer.

RISK FACTORS

        The Exchange Notes involve substantial risks similar to those associated with the Outstanding Notes. If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected, which, in turn, could adversely affect our ability to pay interest or principal on the notes or otherwise fulfill our obligations under the indenture governing the notes.

Risks Relating to Our Substantial Indebtedness

Our substantial indebtedness and significant financial commitments could adversely affect our operations and financial results and impact our ability to satisfy our obligations.

        As of December 31, 2012, we had approximately $13.6 billion principal amount of indebtedness outstanding, including $2.8 billion of borrowings outstanding under our senior credit facility. We had approximately $1.2 billion of available borrowing capacity under our senior credit facility as of December 31, 2012. Any increase in the interest rates applicable to our existing or future borrowings would increase the cost of our indebtedness and reduce the cash flow available to fund our other liquidity needs. In addition, as of December 31, 2012, MGM Grand Paradise, S.A. ("MGM Grand Paradise"), the company that owns and operates MGM Macau, had approximately $554 million of debt outstanding under its amended and restated credit facility. We do not guarantee MGM China's obligations under its credit agreement and, to the extent MGM China were to cease to produce cash flow sufficient to service its indebtedness, our ability to make additional investments into that entity is limited by the negative covenants in our existing debt instruments. In addition, our substantial indebtedness and significant financial commitments could have important negative consequences, including:

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  increasing our exposure to general adverse economic and industry conditions;

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  limiting our flexibility to plan for, or react to, changes in our business and industry;

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  limiting our ability to borrow additional funds;

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  making it more difficult for us to make payments on our indebtedness; or

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  placing us at a competitive disadvantage compared to less-leveraged competitors.

        Moreover, our businesses are capital intensive. For our owned and managed resorts to remain attractive and competitive, we must periodically invest significant capital to keep the properties well-maintained, modernized and refurbished. Such investment requires an ongoing supply of cash and, to the extent that we cannot fund expenditures from cash generated by operations, funds must be borrowed or otherwise obtained. Similarly, future development projects and acquisitions could require significant capital commitments, the incurrence of additional debt, guarantees of third-party debt, or the incurrence of contingent liabilities, any or all of which could have an adverse effect on our business, financial condition and results of operations.

Current and future economic and credit market conditions could adversely affect our ability to service or refinance our indebtedness and to make planned expenditures.

        Our ability to make payments on, and to refinance, our indebtedness and to fund planned or committed capital expenditures and investments in joint ventures depends on our ability to generate cash flow in the future, our ability to receive distributions from joint ventures and our ability to borrow under our senior credit facility to the extent of available borrowings. If adverse regional and national economic conditions persist, worsen, or fail to improve significantly, we could experience decreased revenues from our operations attributable to decreases in consumer spending levels and could fail to generate sufficient cash to fund our liquidity needs or fail to satisfy the financial and other restrictive covenants in our debt instruments. We cannot assure you that our business will generate sufficient cash flow from operations, continue to receive distributions from joint ventures or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.

        We have a significant amount of indebtedness maturing in 2015 and thereafter. Our ability to timely refinance and replace such indebtedness will depend upon the foregoing as well as on continued and sustained improvements in financial markets. If we are unable to refinance our indebtedness on a timely basis, we might be forced to seek alternate forms of financing, dispose of certain assets or minimize capital expenditures and other investments. There is no assurance that any of these alternatives would be available to us, if at all, on satisfactory terms, on terms that would not be disadvantageous to us, or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements.

The agreements governing our senior credit facility and other senior indebtedness contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations.

        Covenants governing our senior credit facility and certain of our debt securities restrict, among other things, our ability to:

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  pay dividends or distributions, repurchase or issue equity, prepay debt or make certain investments;

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  incur additional debt or issue certain disqualified stock and preferred stock;

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  incur liens on assets;

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  pledge or sell assets or consolidate with another company or sell all or substantially all assets;

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  enter into transactions with affiliates;

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  allow certain subsidiaries to transfer assets; and

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  enter into sale and lease-back transactions.

        Our ability to comply with these provisions may be affected by events beyond our control. The breach of any such covenants or obligations not otherwise waived or cured could result in a default under the applicable debt obligations and could trigger acceleration of those obligations, which in turn could trigger cross defaults under other agreements governing our long-term indebtedness. Any default under the senior credit facility or the indentures governing our other debt could adversely affect our growth, our financial condition, our results of operations and our ability to make payments on our debt, and could force us to seek protection under the bankruptcy laws.

        In addition, MGM Grand Paradise and MGM China are co-borrowers under an amended and restated credit facility which contains covenants that restrict their ability to engage in certain transactions. In particular, the MGM China amended and restated credit facility requires MGM China to satisfy various financial covenants, including a maximum consolidated total leverage ratio and minimum interest coverage ratio, and imposes certain operating and financial restrictions on MGM Grand Paradise and its subsidiaries, including, among other things, limitations on its ability to pay dividends or distributions to us, incur additional debt, make investments or engage in other businesses, merge or consolidate with other companies, or transfer or sell assets.

Risks Relating to the Exchange Notes and the Exchange Offer

If you do not exchange your old notes, they may be difficult to resell.

        It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for Exchange Notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

The Exchange Notes and the guarantees will be unsecured and effectively subordinated to our and the guarantors' current and future secured indebtedness and indebtedness of our non-guarantor subsidiaries.

        The Exchange Notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all of our current and future secured indebtedness and that of the guarantors. The Exchange Notes and guarantees will also be effectively subordinated as to MGM Grand Paradise's indebtedness in respect of its assets and revenues. Additionally, the indenture governing the Exchange Notes will permit us and the guarantors to incur secured indebtedness in the future. In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured indebtedness that is effectively senior to the Exchange Notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing such indebtedness before any payment may be made with respect to the Exchange Notes or the affected guarantees. Holders of the Exchange Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Exchange Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

Fraudulent conveyance statutes allow courts, under specific circumstances, to avoid subsidiary guarantees.

        Various fraudulent conveyance and similar laws have been enacted for the protection of creditors and may be utilized by courts to avoid or limit the guarantees of the Exchange Notes by our subsidiaries. The requirements for establishing a fraudulent conveyance vary depending on the law of the jurisdiction that is being applied. Generally, if in a bankruptcy, reorganization or other judicial proceeding a court were to find that the guarantor received less than reasonably equivalent value or fair consideration for incurring indebtedness evidenced by guarantees, and

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  was insolvent at the time of the incurrence of such indebtedness;

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  was rendered insolvent by reason of incurring such indebtedness;

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  was at such time engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured;

such court could, with respect to the guarantor, declare void in whole or in part the obligations of such guarantor under the guarantees, as well as any liens granted by a guarantor securing its guarantee or the guaranteed obligations. Any payment by such guarantor pursuant to its guarantee could also be required to be returned to it, or to a fund for the benefit of its creditors. Generally, an entity will be considered insolvent if the sum of its debts is greater than the fair saleable value of all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become absolute and mature.

        MGM Resorts International has no operations of its own and we derive all of our revenue from our subsidiaries. If a guarantee of the Exchange Notes by a subsidiary were avoided as a fraudulent transfer, holders of other indebtedness of, and trade creditors of, that subsidiary would generally be entitled to payment of their claims from the assets of the subsidiary before such assets could be made available for distribution to us to satisfy our own obligations such as the Exchange Notes.

        The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. This may not be effective to protect the Subsidiary Guarantee from being voided under fraudulent transfer law, or may eliminate the Subsidiary Guarantors' obligations or reduce such obligations to an amount that effectively makes the Subsidiary Guarantee worthless. For instance, in a Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantees.

We may require you to dispose of your Exchange Notes or redeem your Exchange Notes if any gaming authority finds you unsuitable to hold them.

        We may require you to dispose of your Exchange Notes or redeem your Exchange Notes if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with any gaming laws to which we or any of our subsidiaries are or may become subject, as more fully described in "Regulation and Licensing" and "Description of Exchange Notes—Mandatory Disposition Pursuant to Gaming Laws."

There may not be an active trading market for the Exchange Notes.

        There is no existing market for the Exchange Notes and we do not intend to apply for listing of the Exchange Notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the Exchange Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, your ability to sell your Exchange Notes or the price at which you will be able to sell your Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Exchange Notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

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  the time remaining to the maturity of the Exchange Notes;

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  the outstanding amount of the Exchange Notes;

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  the terms related to optional redemption of the Exchange Notes; and

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  the level, direction and volatility of market interest rates generally.

Risk Related to our Business

We face significant competition with respect to destination travel locations generally and with respect to our peers in the industries in which we compete, and failure to compete effectively could materially adversely affect our business, financial condition, results of operations and cash flow.

        The hotel, resort and casino industries are highly competitive. We do not believe that our competition is limited to a particular geographic area, and hotel, resort and gaming operations in other states or countries could attract our customers. To the extent that new casinos enter our markets or hotel room capacity is expanded by others in major destination locations, competition will increase. Major competitors, including new entrants, have either recently expanded their hotel room capacity or are currently expanding their capacity or constructing new resorts in Las Vegas and Macau. Also, the growth of gaming in areas outside Las Vegas, including California, has increased the competition faced by our operations in Las Vegas and elsewhere. In particular, as large scale gaming operations on Native American tribal lands has increased, particularly in California, competition has increased.

        In addition, competition could increase if changes in gaming restrictions in the U.S. and elsewhere result in the addition of new gaming establishments located closer to our customers than our casinos, such as has happened in California in the United States. Outside the United States, while our Macau operations compete to some extent with casinos located elsewhere in or near Asia, including Singapore, Australia and New Zealand, certain countries in the region have legalized casino gaming (including Malaysia, Vietnam, and Cambodia) and others (such as Japan, Taiwan and Thailand) may legalize casino gaming in the future. Furthermore, currently MGM Grand Paradise holds one of only six gaming concessions authorized by the Macau government to operate casinos in Macau. If the Macau government were to allow additional competitors to operate in Macau through the grant of additional concessions or if current concessionaires and subconcessionaries open additional facilities (for example, the facilities currently being developed in Cotai, Macau), we would face increased competition. Furthermore, most jurisdictions in which casino gaming is currently permitted place numerical and/or geographical limitations on the issuance of new gaming licenses. Although a number of jurisdictions in the United States and foreign countries are considering legalizing or expanding casino gaming, in some cases new gaming operations may be restricted to specific locations and we expect that there will be intense competition for any attractive new opportunities (which may include acquisitions of existing properties) that do arise.

        In addition to competition with other hotels, resorts and casinos, we compete with destination travel locations outside of the markets in which we operate. Our failure to compete successfully in our various markets and to continue to attract customers could adversely affect our business, financial condition, results of operations and cash flow.

Our businesses are subject to extensive regulation and the cost of compliance or failure to comply with such regulations may adversely affect our business and results of operations.

        Our ownership and operation of gaming facilities is subject to extensive regulation by the countries, states and provinces in which we operate. These laws, regulations and ordinances vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations. As such, our gaming regulators can require us to disassociate ourselves from suppliers or business partners found unsuitable by the regulators or, alternatively, cease operations in that jurisdiction. In addition, unsuitable activity on our part or on the part of our domestic or foreign unconsolidated affiliates in any jurisdiction could have a negative effect on our ability to continue operating in other jurisdictions. The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. In addition, we are subject to various gaming taxes, which are subject to possible increase at any time by various state and federal legislatures and officials. Increases in gaming taxation could also adversely affect our results. For a summary of gaming and other regulations that affect our business, see "Regulation and Licensing."

        Further, our directors, officers, key employees and joint venture partners must meet approval standards of certain state and foreign regulatory authorities. If state regulatory authorities were to find such a person or joint venture partner unsuitable, we would be required to sever our relationship with that person or the joint venture partner may be required to dispose of his, her or its interest in the joint venture. State regulatory agencies may conduct investigations into the conduct or associations of our directors, officers, key employees or joint venture partners to ensure compliance with applicable standards. For example, as a result of the New Jersey Division of Gaming Enforcement (the "DGE")

investigation of our relationship with our joint venture partner in Macau, we entered into a settlement agreement with the DGE under which we were required to sell our 50% ownership interest in Borgata and related leased land in Atlantic City. On August 8, 2011, the New Jersey Casino Control Commission approved an amendment to the settlement agreement which extends the time within which the sale of the trust property must occur by 18 months, so that until March 24, 2013 we have the right to direct the trustee to sell the trust property (the "divestiture period"), but, if the sale is not concluded by that date, the trustee will sell such interests within the following 12 months (the "terminal sale period"). On February 13, 2013, the settlement agreement was further amended to allow us to re-apply to the CCC for licensure in New Jersey and to defer expiration of these periods pending the outcome of the licensure process. If the CCC denies our licensure request, then the divestiture period will immediately end, and the terminal sale period will immediately begin, which will result in our Borgata interest being disposed of by the trustee pursuant to the terms of the settlement agreement. Certain public and private issuances of securities and other transactions also require the approval of certain regulatory authorities.

        In Macau, current laws and regulations concerning gaming and gaming concessions are, for the most part, fairly recent and there is little precedent on the interpretation of these laws and regulations. These laws and regulations are complex, and a court or administrative or regulatory body may in the future render an interpretation of these laws and regulations, or issue new or modified regulations, that differ from MGM China's interpretation, which could have a material adverse effect on its business, financial condition and results of operations. In addition, MGM China's activities in Macau are subject to administrative review and approval by various government agencies. We cannot assure you that MGM China will be able to obtain all necessary approvals, and any such failure to do so may materially affect its long-term business strategy and operations. Macau laws permit redress to the courts with respect to administrative actions; however, to date such redress is largely untested in relation to gaming issues.

        In addition to gaming regulations, we are also subject to various federal, state, local and foreign laws and regulations affecting businesses in general. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, smoking, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. For example, Illinois has enacted a ban on smoking in nearly all public places, including bars, restaurants, work places, schools and casinos and, in January 2013, casinos in Macau, including MGM China, implemented a smoking ban in which a portion of casino floors are to be designated non-smoking. The likelihood or outcome of similar legislation in other jurisdictions and referendums in the future cannot be predicted, though any smoking ban would be expected to negatively impact our financial performance.

        We also deal with significant amounts of cash in our operations and are subject to various reporting and anti-money laundering regulations. Any violations of anti-money laundering laws or regulations by any of our properties could have an adverse effect on our financial condition, results of operations or cash flows. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted.

Our business is affected by economic and market conditions in the markets in which we operate and in the locations in which our customers reside.

        Our business is particularly sensitive to reductions in discretionary consumer spending and corporate spending on conventions and business development. Economic contraction, economic uncertainty or the perception by our customers of weak or weakening economic conditions may cause a decline in demand for hotels, casino resorts, trade shows and conventions, and for the type of luxury amenities we offer. In addition, changes in discretionary consumer spending or consumer preferences could be driven by factors such as the increased cost of travel, an unstable job or housing market, perceived or actual disposable consumer income and wealth, or fears of war and future acts of terrorism. Aria, Bellagio, MGM Grand Las Vegas and The Mirage in particular may be affected by economic conditions in the Far East, and all of our Nevada resorts are affected by economic conditions in the United States, and California in particular. A recession, economic slowdown or any other significant economic condition affecting consumers or corporations generally is likely to cause a reduction in visitation to our resorts, which would adversely affect our operating results. For example, the recent economic uncertainty has impacted consumer and corporate spending, which has had a negative impact on our results of operations. In addition, the weak housing and real estate market—both generally and in Nevada particularly—has negatively impacted CityCenter's ability to sell residential units.

        In addition, since we expect a significant number of customers to come to MGM Macau from mainland China, general economic and market conditions in China could impact our financial prospects. Any slowdown in economic growth or changes to China's current restrictions on travel and currency movements could disrupt the number of visitors from mainland China to MGM Macau as well as the amounts they are willing to spend in the casino. For example, in May and July 2008, China readjusted its visa policy toward Macau and limited the number of visits that some mainland Chinese citizens may make to Macau in a given time period. In September 2008, it was publicly announced that mainland Chinese citizens with a Hong Kong visa (but not a Macau visa) could no longer enter Macau from Hong Kong. In addition, in May 2009, China also began to restrict the operation of "below-cost" tour groups involving low up-front payments and compulsory shopping, which were popular among visitors to Macau from mainland China. It is unclear whether these and other measures will continue to be in effect, or become more restrictive, in the future. These developments have had, and any future policy developments that may be implemented may have, the effect of reducing the number of visitors to Macau from mainland China, which could adversely impact tourism and the gaming industry in Macau.

We have agreed not to have any interest or involvement in gaming businesses in China, Macau, Hong Kong and Taiwan, other than through MGM China.

        In connection with the initial public offering of MGM China, the holding company that indirectly owns and operates MGM Macau, we entered into a Deed of Non-Compete Undertakings with MGM China and Ms. Pansy Ho pursuant to which we are restricted from having any interest or involvement in gaming businesses in the People's Republic of China, Macau, Hong Kong and Taiwan, other than through MGM China. While gaming is currently prohibited in China, Hong Kong and Taiwan, if it is legalized in the future our ability to compete with our competitors in these locations could be limited until the earliest of (i) March 31, 2020, (ii) the date MGM China's ordinary shares cease to be listed on The Stock Exchange of Hong Kong Limited or (iii) the date when our ownership of MGM China shares is less than 20% of the then issued share capital of MGM China.

The Macau government can terminate MGM Grand Paradise's subconcession under certain circumstances without compensating MGM Grand Paradise, the Macau government can exercise its redemption right with respect to the subconcession in 2017 or the Macau government can refuse to grant MGM Grand Paradise an extension of the subconcession in 2020, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

        The Macau government has the right to unilaterally terminate the subconcession in the event of fundamental non-compliance by MGM Grand Paradise with applicable Macau laws or MGM Grand Paradise's basic obligations under the subconcession contract. MGM Grand Paradise has the opportunity to remedy any such non-compliance with its fundamental obligations under the subconcession contract within a period to be stipulated by the Macau government. Upon such termination, all of MGM Grand Paradise's casino area premises and gaming-related equipment would be transferred automatically to the Macau government without compensation to MGM Grand Paradise, and we would cease to generate any revenues from these operations. We cannot assure you that MGM Grand Paradise will perform all of its obligations under the subconcession contract in a way that satisfies the requirements of the Macau government.

        Furthermore, under the subconcession contract, MGM Grand Paradise is obligated to comply with any laws and regulations that the Macau government might promulgate in the future. We cannot assure you that MGM Grand Paradise will be able to comply with these laws and regulations or that these laws and regulations would not adversely affect our ability to construct or operate our Macau businesses. If any disagreement arises between MGM Grand Paradise and the Macau government regarding the interpretation of, or MGM Grand Paradise's compliance with, a provision of the subconcession contract, MGM Grand Paradise will be relying on a consultation and negotiation process with the Macau government. During any consultation or negotiation, MGM Grand Paradise will be obligated to comply with the terms of the subconcession contract as interpreted by the Macau government. Currently, there is no precedent concerning how the Macau government will treat the termination of a concession or subconcession upon the occurrence of any of the circumstances mentioned above. The loss of the subconcession would require us to cease conducting gaming operations in Macau, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

        In addition, the subconcession contract expires on March 31, 2020. Unless the subconcession is extended, or legislation with regard to reversion of casino premises is amended, all of MGM Grand Paradise's casino premises and gaming-related equipment will automatically be transferred to the Macau government on that date without compensation to us, and we will cease to generate any revenues from such gaming operations. Beginning on April 20, 2017, the Macau government may redeem the subconcession contract by providing us at least one year's prior notice. In the event the Macau government exercises this redemption right, MGM Grand Paradise is entitled to fair compensation or indemnity. The amount of such compensation or indemnity will be determined based on the amount of gaming and non-gaming revenue generated by MGM Grand Paradise, excluding the convention and exhibition facilities, during the taxable year prior to the redemption, before deducting interest, depreciation and amortization, multiplied by the number of remaining years before expiration of the subconcession. We cannot assure you that MGM Grand Paradise will be able to renew or extend the subconcession contract on terms favorable to MGM Grand Paradise or at all. We also cannot assure you that if the subconcession is redeemed, the compensation paid to MGM Grand Paradise will be adequate to compensate for the loss of future revenues.

We are required to build and open our development in Cotai, Macau by January 2018. If we are unable to meet this deadline, and the deadline for the development is not extended, we may lose the land concession, which would prohibit us from operating any facilities developed under such land concession.

        The land concession for the approximately 17.8 acre site on Cotai, Macau was officially gazetted on January 9, 2013. If we are unable to build and open our proposed resort and casino by January 2018, and the deadline is not extended, the Macau government has the right to unilaterally terminate the land concession contract. A loss of the land concession could have a material adverse effect on our business, financial condition, results of operations and cash flows.

MGM Grand Paradise is dependent upon gaming junket operators for a significant portion of gaming revenues in Macau.

        Junket operators, who promote gaming and draw high-end customers to casinos, are responsible for a significant portion of MGM Grand Paradise's gaming revenues in Macau. With the rise in gaming in Macau, the competition for relationships with junket operators has increased. While MGM Grand Paradise is undertaking initiatives to strengthen relationships with junket operators, there can be no assurance that it will be able to maintain, or grow, relationships with junket operators. If MGM Grand Paradise is unable to maintain or grow relationships with junket operators, or if junket operators are unable to develop or maintain relationships with our high-end customers, MGM Grand Paradise's ability to grow gaming revenues will be hampered.

        In addition, the quality of junket operators is important to MGM Grand Paradise's and our reputation and ability to continue to operate in compliance with gaming licenses. While MGM Grand Paradise strives for excellence in associations with junket operators, we cannot assure you that the junket operators with whom MGM Grand Paradise is or becomes associated with will meet the high standards insisted upon. If a junket operator falls below MGM Grand Paradise's standards, MGM Grand Paradise or we may suffer reputational harm or possibly sanctions from gaming regulators with authority over our operations.

Extreme weather conditions or climate change may cause property damage or interrupt business, which could harm our business and results of operations.

        Certain of our casino properties are located in areas that may be subject to extreme weather conditions, including, but not limited to, hurricanes in the United States and severe typhoons in Macau. Such extreme weather conditions may interrupt our operations, damage our properties, and reduce the number of customers who visit our facilities in such areas. Although we maintain both property and business interruption insurance coverage for certain extreme weather conditions, such coverage is subject to deductibles and limits on maximum benefits, including limitation on the coverage period for business interruption, and we cannot assure you that we will be able to fully insure such losses or fully collect, if at all, on claims resulting from such extreme weather conditions. Furthermore, such extreme weather conditions may interrupt or impede access to our affected properties and may cause visits to our affected properties to decrease for an indefinite period, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

Because our major domestic gaming resorts are concentrated on the Las Vegas Strip, we are subject to greater risks than a gaming company that is more geographically diversified.

        As such, our business may be significantly affected by risks common to the Las Vegas tourism industry. For example, the cost and availability of air services and the impact of any events that disrupt air travel to and from Las Vegas can adversely affect our business. We cannot control the number or frequency of flights to or from Las Vegas, but we rely on air traffic for a significant portion of our visitors. Reductions in flights by major airlines as a result of higher fuel prices or lower demand can impact the number of visitors to our resorts. Additionally, there is one principal interstate highway between Las Vegas and Southern California, where a large number of our customers reside. Capacity constraints of that highway or any other traffic disruptions may also affect the number of customers who visit our facilities.

We extend credit to a large portion of our customers and we may not be able to collect gaming receivables.

        We conduct a portion of our gaming activities on a credit basis through the issuance of markers which are unsecured instruments. Table games players typically are issued more markers than slot players, and high-end players typically are issued more markers than patrons who tend to wager lower amounts. High-end gaming is more volatile than other forms of gaming, and variances in win-loss results attributable to high-end gaming may have a significant positive or negative impact on cash flow and earnings in a particular quarter. We issue markers to those customers whose level of play and financial resources warrant, in the opinion of management, an extension of credit. In addition, MGM Grand Paradise extends credit to certain gaming promoters and those promoters can extend credit to their customers. Uncollectible receivables from high-end customers and gaming promoters could have a significant impact on our results of operations.

        While gaming debts evidenced by markers and judgments on gaming debts are enforceable under the current laws of Nevada, and Nevada judgments on gaming debts are enforceable in all states under the Full Faith and Credit Clause of the U.S. Constitution, other jurisdictions may determine that enforcement of gaming debts is against public policy. Although courts of some foreign nations will enforce gaming debts directly and the assets in the U.S. of foreign debtors may be reached to satisfy a judgment, judgments on gaming debts from U.S. courts are not binding on the courts of many foreign nations and even where gaming debts are enforceable, they may not be collectible. Our inability to collect gaming debts could have a significant negative impact on our operating results.

        Furthermore, we expect that MGM Macau will be able to enforce its gaming debts only in a limited number of jurisdictions, including Macau. To the extent MGM Macau gaming customers and gaming promoters are from other jurisdictions, MGM Macau may not have access to a forum in which it will be able to collect all of its gaming receivables because, among other reasons, courts of many jurisdictions do not enforce gaming debts and MGM Macau may encounter forums that will refuse to enforce such debts. Moreover, under applicable law, MGM Macau remains obligated to pay taxes on uncollectible winnings from customers.

We may incur impairments to goodwill, indefinite-lived intangible assets, or long lived assets which could negatively affect our future profits.

        We review our goodwill, intangible assets and long-lived assets on an annual basis and during interim reporting periods in accordance with the authoritative guidance. Significant negative trends, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth have resulted in write-downs and impairment charges in the past and, if one or more of such events occurs in the future, additional impairment charges may be required in future periods. If we are required to record additional impairment charges, this could have a material adverse impact on our consolidated results of operations.

Leisure and business travel, especially travel by air, are particularly susceptible to global geopolitical events, such as terrorist attacks or acts of war or hostility.

        We are dependent on the willingness of our customers to travel by air. Since most of our customers travel by air to our Las Vegas and Macau properties, any terrorist act, outbreak of hostilities, escalation of war, or any actual or perceived threat to the security of travel by air could adversely affect our financial condition, results of operations and cash flows. Furthermore, although we have been able to purchase some insurance coverage for certain types of terrorist acts, insurance coverage against loss or business interruption resulting from war and some forms of terrorism continues to be unavailable.

Investing through partnerships or joint ventures including CityCenter decreases our ability to manage risk.

        In addition to acquiring or developing hotels and resorts or acquiring companies that complement our business directly, we have from time to time invested, and expect to continue to invest, as a co-venturer. Joint venturers often have shared control over the operation of the joint venture assets. Therefore, the operation of a joint venture is subject to inherent risk due to the shared nature of the enterprise and the need to reach agreements on material matters. In addition, joint venture investments may involve risks such as the possibility that the co-venturer might become bankrupt or not have the financial resources to meet its obligations, or have economic or business interests or goals that are inconsistent with our business interests or goals, or be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives. Consequently, actions by a co-venturer might subject hotels and resorts owned by the joint venture to additional risk. Further, we may be unable to take action without the approval of our joint venture partners. Alternatively, our joint venture partners could take actions binding on the joint venture without our consent. Additionally, should a joint venture partner become bankrupt, we could become liable for our partner's or co-venturer's share of joint venture liabilities.

        For instance, CityCenter, which is 50% owned and managed by us, has a significant amount of indebtedness, which could adversely affect its business and its ability to meet its obligations. If

CityCenter is unable to meet its financial commitments and we and our partners are unable to support future funding requirements, as necessary, such event could have adverse financial consequences to us. In addition, the agreements governing CityCenter's indebtedness subject CityCenter and its subsidiaries to significant financial and other restrictive covenants, including restrictions on its ability to incur additional indebtedness, place liens upon assets, make distributions to us, make certain investments, consummate certain asset sales, enter into transactions with affiliates (including us) and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. The CityCenter second amended and restated credit facility also includes certain financial covenants that require CityCenter to maintain a minimum trailing annual EBITDA (as defined in CityCenter's second amended and restated credit facility) for each quarter, commencing on March 31, 2013. We cannot be sure that CityCenter will be able to meet this test in the future or that the lenders will waive any failure to meet the test.

        In addition, in accordance with our joint venture agreement and the CityCenter second amended and restated credit facility, we provided a completion guarantee which is secured by our interests in the assets of Circus Circus Las Vegas and certain adjacent undeveloped land.

Any of our future construction or development projects will be subject to significant development and construction risks, which could have a material adverse impact on related project timetables, costs and our ability to complete the projects.

        Any of our future construction or development projects will be subject to a number of risks, including:

  •
  lack of sufficient, or delays in availability of, financing;

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  changes to plans and specifications;

  •
  engineering problems, including defective plans and specifications;

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  shortages of, and price increases in, energy, materials and skilled and unskilled labor, and inflation in key supply markets;

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  delays in obtaining or inability to obtain necessary permits, licenses and approvals;

  •
  changes in laws and regulations, or in the interpretation and enforcement of laws and regulations, applicable to gaming, leisure, residential, real estate development or construction projects;

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  labor disputes or work stoppages;

  •
  disputes with and defaults by contractors and subcontractors;

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  personal injuries to workers and other persons;

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  environmental, health and safety issues, including site accidents and the spread of viruses;

  •
  weather interferences or delays;

  •
  fires, typhoons and other natural disasters;

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  geological, construction, excavation, regulatory and equipment problems; and

  •
  other unanticipated circumstances or cost increases.

        The occurrence of any of these development and construction risks could increase the total costs, delay or prevent the construction, development or opening or otherwise affect the design and features of any future construction projects which we might undertake. We cannot guarantee that our construction costs or total project costs for future projects will not increase beyond amounts initially budgeted.

Our insurance coverage may not be adequate to cover all possible losses that our properties could suffer. In addition, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future.

        Although we have "all risk" property insurance coverage for our operating properties, which covers damage caused by a casualty loss (such as fire, natural disasters, acts of war, or terrorism), each policy has certain exclusions. In addition, our property insurance coverage is in an amount that may be significantly less than the expected replacement cost of rebuilding the facilities if there was a total loss. Our level of insurance coverage also may not be adequate to cover all losses in the event of a major casualty. In addition, certain casualty events, such as labor strikes, nuclear events, acts of war, loss of income due to cancellation of room reservations or conventions due to fear of terrorism, deterioration or corrosion, insect or animal damage and pollution, may not be covered at all under our policies. Therefore, certain acts could expose us to substantial uninsured losses.

        In addition to the damage caused to our properties by a casualty loss, we may suffer business disruption as a result of these events or be subject to claims by third parties that may be injured or harmed. While we carry business interruption insurance and general liability insurance, this insurance may not be adequate to cover all losses in any such event.

        We renew our insurance policies (other than our builder's risk insurance) on an annual basis. The cost of coverage may become so high that we may need to further reduce our policy limits, further increase our deductibles, or agree to certain exclusions from our coverage.

CityCenter has decided to abate the potential for structural collapse of the Harmon in the event of a code-level earthquake by demolishing the building, and we are exposed to risks prior to or in connection with the demolition process.

        After partial construction of the Harmon, CityCenter discovered that in certain elements of the building (known as link beams) the reinforcing steel had been installed incorrectly by CityCenter's general contractor Perini Building Company ("Perini") and its subcontractors. After additional structural defects in other areas of the Harmon were discovered, further construction at the Harmon was indefinitely stopped. During the third quarter of 2010, CityCenter determined that the Harmon was unlikely to be completed using the existing partially completed structure as it now stands. A consulting engineer engaged by CityCenter in 2011 to conduct a review requested by the Clark County Building Division (the "Building Division") opined, among other things, that "[i]n a code-level earthquake, using either the permitted or current code specified loads, it is likely that critical structural members in the tower will fail and become incapable of supporting gravity loads, leading to a partial or complete collapse of the tower. There is missing or misplaced reinforcing steel in columns, beams, shear walls, and transfer walls throughout the structure of the tower below the twenty-first floor." In response to this opinion, the Building Division required CityCenter to provide a plan of action to abate the potential for structural collapse of the Harmon. After expert consultation, CityCenter informed the Building Division that it has decided to abate the potential for structural collapse of the Harmon by demolishing the building, subject to the receipt of court approval. A partial or complete collapse of the Harmon prior to demolition, or the demolition process itself, could result in property damage or injury, which could have a material adverse effect on CityCenter's and our business and/or cause reputational harm to CityCenter and us. CityCenter's second amended and restated credit facility provides that certain demolition expenses may be funded only by equity contributions from its members or certain specified extraordinary receipts (which include any proceeds from the Perini litigation).

Any failure to protect our trademarks could have a negative impact on the value of our brand names and adversely affect our business.

        The development of intellectual property is part of our overall business strategy, and we regard our intellectual property to be an important element of our success. While our business as a whole is not substantially dependent on any one trademark or combination of several of our trademarks or other intellectual property, we seek to establish and maintain our proprietary rights in our business operations through the use of trademarks. We file applications for, and obtain trademarks in, the United States and in foreign countries where we believe filing for such protection is appropriate. Despite our efforts to protect our proprietary rights, parties may infringe our trademarks and our rights may be invalidated or unenforceable. The laws of some foreign countries do not protect proprietary rights to as great an extent as the laws of the United States. Monitoring the unauthorized use of our intellectual property is difficult. Litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Litigation of this type could result in substantial costs and diversion of resource. We cannot assure you that all of the steps we have taken to protect our trademarks in the United States and foreign countries will be adequate to prevent imitation of our trademarks by others. The unauthorized use or reproduction of our trademarks could diminish the value of our brand and its market acceptance, competitive advantages or goodwill, which could adversely affect our business.

Tracinda owns a significant amount of our common stock and may have interests that differ from the interests of other holders of our stock.

        As of December 31, 2012, Tracinda Corporation beneficially owned approximately 19% of our outstanding common stock. As a result, Tracinda may be able to exercise significant influence over us as a result of its significant ownership of our outstanding common stock. For example, actions requiring stockholder approval that may be supported by other stockholders might be effectively blocked by Tracinda Corporation.

We are subject to risks associated with doing business outside of the United States.

        Our operations outside of the United States are subject to risks that are inherent in conducting business under non-United States laws, regulations and customs. In particular, the risks associated with the operation of MGM Macau or any future operations in which we may engage in any other foreign territories, include:

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  changes in laws and policies that govern operations of companies in Macau or other foreign jurisdictions;

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  changes in non-United States government programs;

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  possible failure to comply with anti-bribery laws such as the United States Foreign Corrupt Practices Act and similar anti-bribery laws in other jurisdictions;

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  general economic conditions and policies in China, including restrictions on travel and currency movements;

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  difficulty in establishing, staffing and managing non-United States operations;

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  different labor regulations;

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  changes in environmental, health and safety laws;

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  potentially negative consequences from changes in or interpretations of tax laws;

  •
  political instability and actual or anticipated military and political conflicts;

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  economic instability and inflation, recession or interest rate fluctuations; and

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  uncertainties regarding judicial systems and procedures.

        These risks, individually or in the aggregate, could have an adverse effect on our results of operations and financial condition. We are also exposed to a variety of market risks, including the effects of changes in foreign currency exchange rates. If the United States dollar strengthens in relation to the currencies of other countries, our United States dollar reported income from sources where revenue is dominated in the currencies of other such countries will decrease.

Any violation of the Foreign Corrupt Practices Act or any other similar anti-corruption laws could have a negative impact on us.

        A significant portion of our revenue is derived from operations outside the United States, which exposes us to complex foreign and U.S. regulations inherent in doing cross-border business and in each of the countries in which we transact business. We are subject to compliance with the United States Foreign Corrupt Practices Act ("FCPA") and other similar anti-corruption laws, which generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. While our employees and agents are required to comply with these laws, we cannot be sure that our internal policies and procedures will always protect us from violations of these laws, despite our commitment to legal compliance and corporate ethics. Violations of these laws may result in severe criminal and civil sanctions as well as other penalties, and the Securities and Exchange Commission and U.S. Department of Justice have increased their enforcement activities with respect to the FCPA. The occurrence or allegation of these types of risks may adversely affect our business, performance, prospects, value, financial condition, and results of operations.

We face risks related to pending claims that have been, or future claims that may be, brought against us.

        Claims have been brought against us and our subsidiaries in various legal proceedings, and additional legal and tax claims arise from time to time. We may not be successful in the defense or prosecution of our current or future legal proceedings, which could result in settlements or damages that could significantly impact our business, financial condition and results of operations. See "Legal Proceedings" in our Annual Report on Form 10-K for the year ended December 31, 2012.

A significant portion of our labor force is covered by collective bargaining agreements.

        Work stoppages and other labor problems could negatively affect our business and results of operations. Approximately 30,000 of our employees are covered by collective bargaining agreements. The collective bargaining agreements covering most of our Las Vegas union employees expire in 2013. A prolonged dispute with the covered employees could have an adverse impact on our operations. In addition, wage and or benefit increases resulting from new labor agreements may be significant and could also have an adverse impact on our results of operations and to the extent that our non-union employees join unions, we would have greater exposure to risks associated with labor problems.

Our business is particularly sensitive to energy prices and a rise in energy prices could harm our operating results.

        We are a large consumer of electricity and other energy and, therefore, higher energy prices may have an adverse effect on our results of operations. Accordingly, increases in energy costs may have a negative impact on our operating results. Additionally, higher electricity and gasoline prices that affect our customers may result in reduced visitation to our resorts and a reduction in our revenues.

Failure to maintain the integrity of internal customer information could result in damage of reputation and/or subject us to fines, payment of damages, lawsuits or restrictions on our use or transfer of data.

        We collect information relating to our guests for various business purposes, including marketing and promotional purposes. The collection and use of personal data are governed by privacy laws and regulations enacted in the United States and other jurisdictions around the world. Privacy regulations continue to evolve and on occasion may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase our operating costs and/or adversely impact our ability to market our products, properties and services to our guests. In addition, non-compliance with applicable privacy regulations by us (or in some circumstances non-compliance by third parties engaged by us) or a breach of security on systems storing our data may result in damage of reputation and/or subject us to fines, payment of damages, lawsuits or restrictions on our use or transfer of data.

We may seek to expand through investments in other businesses and properties or through alliances, and we may also seek to divest some of our properties and other assets, any of which may be unsuccessful.

        We intend to consider strategic and complementary investments in other businesses, properties or other assets. Furthermore, we may pursue these opportunities in alliance with third parties. Investments in businesses, properties or assets, as well as these alliances, are subject to risks that could affect our business, including risks related to:

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  spending cash and incurring debt;

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  assuming contingent liabilities;

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  contributing properties or related assets to hospitality ventures that could result in recognition of losses; or

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  creating additional expenses.

        We cannot assure you that we will be able to identify opportunities or complete transactions on commercially reasonable terms or at all, or that we will actually realize any anticipated benefits from such investments or alliances.

If the jurisdictions in which we operate increase gaming taxes and fees, our results could be adversely affected.

        State and local authorities raise a significant amount of revenue through taxes and fees on gaming activities. From time to time, legislators and government officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming industry. Periods of economic downturn or uncertainty and budget deficits may intensify such efforts to raise revenues through increases in gaming taxes. If the jurisdictions in which we operate were to increase gaming taxes or fees, depending on the magnitude of the increase and any offsetting factors, our financial condition and results of operations could be materially adversely affected.

Conflicts of interest may arise because certain of our directors and officers are also directors of MGM China, the holding company for MGM Grand Paradise which owns and operates MGM Macau.

        As a result of the initial public offering of shares of MGM China common stock, MGM China now has stockholders who are not affiliated with us, and we and certain of our officers and directors who also serve as officers and/or directors of MGM China may have conflicting fiduciary obligations to our stockholders and to the minority stockholders of MGM China. Decisions that could have different implications for us and MGM China, including contractual arrangements that we have entered into or may in the future enter into with MGM China, may give rise to the appearance of a potential conflict of interest or an actual conflict of interest.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus includes or incorporates by reference "forward-looking statements." Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Examples of forward-looking statements include, but are not limited to, statements we make regarding our ability to generate significant cash flow, potential economic recoveries, amounts we will invest in capital expenditures, the opening of strategic resort developments, amounts we will pay under the CityCenter completion guarantee and the development of a gaming resort in Cotai. The foregoing is not a complete list of all forward-looking statements we make. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  •
  our substantial indebtedness and significant financial commitments could adversely affect our development options and financial results and impact our ability to satisfy our obligations;

  •
  current and future economic and credit market conditions could adversely affect our ability to service or refinance our indebtedness and to make planned expenditures and investments;

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  restrictions and limitations in the agreements governing our senior credit facility and other senior indebtedness could significantly affect our ability to operate our business, as well as significantly affect our liquidity;

  •
  significant competition we face with respect to destination travel locations generally and with respect to our peers in the industries in which we compete;

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  the fact that our businesses are subject to extensive regulation and the cost of compliance or failure to comply with such regulations could adversely affect our business;

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  the impact on our business of economic and market conditions in the markets in which we operate and in the locations in which our customers reside;

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  restrictions on our ability to have any interest or involvement in gaming business in China, Macau, Hong Kong and Taiwan, other than through MGM China Holdings Limited ("MGM China");

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  the ability of the Macau government to terminate MGM Grand Paradise's gaming subconcession under certain circumstances without compensating MGM Grand Paradise or refuse to grant MGM Grand Paradise an extension of the subconcession, which is scheduled to expire on March 31, 2020;

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  our ability to build and open our development in Cotai by January 2018;

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  the dependence of MGM Macau upon gaming junket operators for a significant portion of gaming revenues in Macau;

  •
  extreme weather conditions or climate change may cause property damage or interrupt business;

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  the concentration of our major gaming resorts on the Las Vegas Strip;

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  the fact that we extend credit to a large portion of our customers and we may not be able to collect gaming receivables;

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  the potential occurrence of impairments to goodwill, indefinite-lived intangible assets or long-lived assets which could negatively affect future profits;

  •
  the susceptibility of leisure and business travel, especially travel by air, to global geopolitical events, such as terrorist attacks or acts of war or hostility;

  •
  the fact that investing through partnerships or joint ventures including CityCenter decreases our ability to manage risk;

  •
  the fact that future construction or development projects will be susceptible to substantial development and construction risks;

  •
  the fact that our insurance coverage may not be adequate to cover all possible losses that our properties could suffer, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future;

  •
  the fact that CityCenter has decided to abate the potential for structural collapse of the Harmon in the event of a code-level earthquake by demolishing the building, which exposes us to risks prior to or in connection with the demolition process;

  •
  the fact that a failure to protect our trademarks could have a negative impact on the value of our brand names and adversely affect our business;

  •
  the fact that Tracinda Corporation owns a significant amount of our common stock and may have interests that differ from the interests of other holders of our stock;

  •
  the risks associated with doing business outside of the United States and the impact of any potential violations of the Foreign Corrupt Practices Act or other similar anti-corruption laws;

  •
  risks related to pending claims that have been, or future claims that may be brought against us;

  •
  the fact that a significant portion of our labor force is covered by collective bargaining agreements;

  •
  the sensitivity of our business to energy prices and a rise in energy prices could harm our operating results;

  •
  the potential that failure to maintain the integrity of internal customer information could result in damage of reputation and/or subject us to fines, payment of damages, lawsuits or other restrictions on our use or transfer of data;

  •
  increases in gaming taxes and fees in the jurisdictions in which we operate;

  •
  the potential for conflicts of interest to arise because certain of our directors and officers are also directors of MGM China, which is now a publicly traded company listed on the Hong Kong Stock Exchange; and

  •
  the risks associated with doing business outside of the United States.

        The forward-looking statements included or incorporated herein are made only as of the date of this prospectus or as of the date of the documents incorporated by reference. Other factors or events not identified above, including those described under "Risk Factors," could also cause our actual results to differ materially from those projected. Most of those factors and events are difficult to predict accurately and are generally beyond our control. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 in the section entitled "Risk Factors" and as may be included from time to time in our reports filed with the Securities and Exchange Commission. We undertake no obligation to publically update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. If we update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	For the Years Ended December 31,
	2008		2009		2010		2011	2012
Ratio of earnings to fixed charges(1)		(2)		(2)		(2)	3.69X		(2)

(1)
Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discounts, premiums and issuance costs.

(2)
Earnings were inadequate to cover fixed charges by $825 million, $1.984 billion, $1.798 billion and $1.575 billion for the years ended December 31, 2008, 2009, 2010 and 2012 respectively.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the Exchange Notes.

REGULATION AND LICENSING

        The gaming industry is highly regulated, and we must maintain our licenses and pay gaming taxes to continue our operations. Each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction where it is located. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interest in the gaming operations. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

        In addition to gaming regulations, our businesses are subject to various federal, state, and local laws and regulations of the countries and states in which we operate. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employment and immigration, currency transactions, taxation, zoning and building codes, marketing and advertising, timeshare, lending, privacy, telemarketing, and regulations applicable under the Office of Foreign Asset Control and the Foreign Corrupt Practices Act. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Any material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our business and operating results.

Nevada Government Regulation

        The ownership and operation of our casino gaming facilities in Nevada are subject to the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act") and various local regulations. Our gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board") and various county and city licensing agencies (the "local authorities"). The Nevada Commission, the Nevada Board, and the local authorities are collectively referred to as the "Nevada Gaming Authorities."

        We, along with Mirage Resorts, Incorporated and Mandalay Resort Group, are required to be registered by the Nevada Commission as publicly traded corporations (collectively, the "Nevada registered corporations") and as such, each of us is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. No person may become a stockholder or member of, or receive any percentage of profits from Nevada licensed subsidiaries without first obtaining licenses and approvals from the Nevada Gaming Authorities. Additionally, the local authorities have taken the position that they have the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee. The Nevada registered corporations and the Nevada licensed subsidiaries have obtained from the Nevada Gaming Authorities the various registrations, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

        Any beneficial holder of our voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his or her suitability as a beneficial holder of the voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

        The Nevada Act requires any person who acquires more than 5% of any class of our voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of any class of our voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor" as defined in the

Nevada Act, which acquires more than 10% but not more than 25% of any class of our voting securities, may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor that has obtained a waiver may, in certain circumstances, own up to 29% of the voting securities of a registered company for a limited period of time and maintain the waiver.

        An institutional investor will be deemed to hold voting securities for investment purposes if it acquires and holds the voting securities in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations or any of our gaming affiliates, or any other action that the Nevada Commission finds to be inconsistent with holding our voting securities for investment purposes only. Activities that are not deemed to be inconsistent with holding voting securities for investment purposes only include:

  •
  voting on all matters voted on by stockholders;

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  making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

  •
  such other activities as the Nevada Commission may determine to be consistent with such investment intent.

        If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

        Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, or who refuses or fails to pay the investigative costs incurred by the Nevada Gaming Authorities in connection with investigation of its application may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of our common stock beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. We will be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or a Nevada licensed subsidiary, we or any of the Nevada licensed subsidiaries:

  •
  pays that person any dividend or interest upon any of our voting securities;

  •
  allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, pays remuneration in any form to that person for services rendered or otherwise, or

  •
  fails to pursue all lawful efforts to require such unsuitable person to relinquish his or her voting securities including if necessary, the immediate purchase of the voting securities for cash at fair market value.

        We are required to maintain a current stock ledger in Nevada that may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require the Nevada registered corporations' stock certificates to bear a legend indicating that such securities are subject to the

Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on the Nevada registered corporations.

        The Nevada registered corporations may not make a public offering of any securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar purposes. An approval, if given, does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

        On July 13, 2011, the Nevada Commission granted the Nevada registered corporations prior approval to make public offerings for a period of three years, subject to certain conditions (the "shelf approval"). The shelf approval also includes approval for the Nevada registered corporations to place restrictions on the transfer of any equity security issued by the Nevada licensed subsidiaries and to enter into agreements not to encumber such securities, pursuant to any public offering made under the shelf approval. However, the shelf approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. The shelf approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or other disclosure document by which securities are offered or the investment merits of the securities offered.

        Changes in control of the Nevada registered corporations through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he or she obtains control, may not occur without the prior approval of the Nevada Commission.

        Entities seeking to acquire control of a registered corporation must satisfy the Nevada Board and the Nevada Commission concerning a variety of stringent standards prior to assuming control of the registered corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

        The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defensive tactics affecting Nevada gaming licensees, and registered corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to:

  •
  assure the financial stability of corporate gaming operators and their affiliates;

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  preserve the beneficial aspects of conducting business in the corporate form; and

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  promote a neutral environment for the orderly governance of corporate affairs.

        Approvals are, in certain circumstances, required from the Nevada Commission before we can make exceptional repurchases of voting securities above the current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by a registered corporation's board of directors in response to a tender offer made directly to the registered corporation's stockholders for the purpose of acquiring control of that corporation.

        Our businesses are subject to various federal, state and local laws and regulations in addition to gaming regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operating results.

Michigan Government Regulation

        Under rules of the Michigan Gaming Control Board (the "Michigan Board"), a person or company which intends to acquire shares representing more than a 5% equity interest in a publicly traded company which is the holding company of a Michigan casino licensee must obtain approval of the acquisition from the Michigan Board. Subsequent to the acquisition, the person or company acquiring the shares must be determined by the Michigan Board to be "suitable" and "qualified" to own the shares. In addition, if the acquisition is by a company, "key persons" in the company (generally the officers, directors, managerial employees, and significant owners) must also be determined to be "suitable" and "qualified." "Institutional investors" (as that term is defined in the Michigan Gaming Control and Revenue Act) may generally obtain a waiver from these requirements if the institutional investor has less than 15% ownership interest in the publicly traded company. Upon attaining equity ownership of 5% or more, or filing Schedule 13D or 13G with the Securities and Exchange Commission, the Michigan Board must be notified by the investor. Unless otherwise ordered by the Michigan Board, institutional investors acquiring less than 10% equity ownership in the publicly traded company are entitled to an exemption from the approval requirements, but are required to file an institutional waiver application with the Michigan Board. Institutional investors acquiring 10% or more equity ownership must apply for an institutional waiver, supplying certain information delineated in Rule 504(3). Pursuant to Rule 504(4), institutional investors acquiring more than 15% equity ownership must apply to the Michigan Board for approval of the acquisition within 45 days after it occurs. The institutional investor and its key persons may be subject to suitability and qualification determinations.

        The term "institutional investor" includes financial institutions, insurance companies, pension funds, mutual funds, etc. The shares held by the institutional investor must be held for investment purposes only. The following activities are deemed consistent with holding the shares for investment purposes: voting by proxy furnished by the board of directors, on all matters voted on by the holders of the voting securities; serving as a member of a committee of creditors or security holders formed in connection with a debt restructuring; nominating a candidate for election or appointment to the board of directors in connection with a debt restructuring; accepting appointment or election as a member of the board of directors in connection with a debt restructuring and serving in that capacity until the conclusion of the member's term; making financial and other inquiries of management of the type normally made by securities analysts for information purposes and not to cause a change in its management, policies, or operations; and other activities that the board determines to be consistent with the investment intent.

Illinois Government Regulation

        The Illinois Board requires that each "institutional investor," as that term is defined by the Illinois Board, that, individually or jointly with others, cumulatively acquires, directly or indirectly, 5% or more of any class of voting securities of a publicly-traded licensee or a licensee's publicly-traded parent corporation shall, within no less than ten days after acquiring such securities, notify the Illinois Board of such ownership and shall, upon request, provide such additional information as may be required by the Illinois Board. An institutional investor that, individually or jointly with others, cumulatively acquires, directly or indirectly, 10% or more of any class of voting securities of a publicly-traded licensee or a licensee's publicly-traded parent corporation shall file an "Institutional Investor Disclosure Form," provided by the Illinois Board, within 45 days after cumulatively acquiring such level of ownership interest, unless such requirement is waived by the Illinois Board. Based upon the current position of the Illinois Board, ownership interest in a licensee's publicly-traded parent corporation is calculated based on the publicly-traded parent corporation's ownership in the licensee. Accordingly, an institutional investor that owns 5% of any class of our voting securities would only be considered a 2.5% owner for the basis of the regulations of the Illinois Board based on our 50% ownership in Grand Victoria. Additionally, we must notify the Illinois Board as soon as possible after we become aware that we are involved in an ownership acquisition by an institutional investor.

Macau S.A.R. Laws and Regulations

        MGM Grand Paradise is regulated as a gaming operator under applicable Macau law and our ownership interest in MGM Grand Paradise is subject to continuing regulatory scrutiny. We are required to be approved by the Macau government (gaming authorities) to own an interest in a gaming operator. Authorized gaming operators must pay periodic fees and taxes, and gaming rights are not transferable, unless approved by the Macau government. MGM Grand Paradise must periodically submit detailed financial and operating reports to the Macau gaming authorities and furnish any other information that the Macau gaming authorities may require. No person may acquire any rights over the shares or assets of MGM Grand Paradise without first obtaining the approval of the Macau gaming authorities. The transfer or creation of encumbrances over ownership of shares representing the share capital of MGM Grand Paradise or other rights relating to such shares, and any act involving the granting of voting rights or other stockholders' rights to persons or entities other than the original owners, would require the approval of the Macau government and the subsequent report of such acts and transactions to the Macau gaming authorities. The stock of MGM Grand Paradise and its casinos, assets and equipments shall not be subject to any liens or encumberances, except under authorization by the Macau government.

        MGM Grand Paradise's subconcession contract requires approval of the Macau government for transfers of shares, or of any rights over such shares, in any of the direct or indirect stockholders in MGM Grand Paradise, including us, provided that such shares or rights are directly or indirectly equivalent to an amount that is equal to or higher than 5% of the share capital in MGM Grand Paradise. Under the subconcession contract, this approval requirement does not apply to securities that are listed and tradable on a stock market. Since MGM Grand Paradise's securities are not listed and tradable on a stock market this approval requirement applies to transfers of MGM Grand Paradise's shares. In addition, this contract requires that the Macau government be given notice of the creation of any encumbrance or the grant of voting rights or other stockholders' rights to persons other than the original owners on shares in any of the direct or indirect stockholders in MGM Grand Paradise, including us, provided that such shares or rights are indirectly equivalent to an amount that is equal to or higher than 5% of the share capital in MGM Grand Paradise. This notice requirement will not apply, however, to securities listed and tradable on a stock exchange.

        MGM Grand Paradise is in no case allowed to delegate the management of gaming operations to a management company, and is in no case allowed to enter into a management contract by which its managing powers are or might be assumed by a third party. Any act or contract by which MGM Grand Paradise assigns, transfers, alienates or creates liens or encumbrances on gaming operations to or in favor of a third party is prohibited, unless previously approved by the Macau government.

        The Macau gaming authorities may investigate any individual who has a material relationship to, or material involvement with, MGM Grand Paradise to determine whether MGM Grand Paradise's suitability and/or financial capacity is affected by that individual. MGM Grand Paradise shareholders with 5% or more of the share capital and directors must apply for and undergo a finding of suitability process and maintain due qualification during the subconcession term, and accept the persistent and long-term inspection and supervision exercised by the Macau government. MGM Grand Paradise is required to immediately notify the Macau government should MGM Grand Paradise become aware of any fact that may be material to the appropriate qualification of any shareholder who owns 5% or more of the share capital, or any director or key employee. Changes in approved corporate positions must be reported to the Macau gaming authorities. The Macau gaming authorities have jurisdiction to deny an application for a finding of suitability.

        Any person who fails or refuses to apply for a finding of suitability after being ordered to do so by the Macau gaming authorities may be found unsuitable. Any stockholder subject to a suitability process who is found unsuitable must transfer their shares to a third party within a term set by the Macau government. If such transfer is not consummated, MGM Grand Paradise must acquire those shares. If any officer, director or key employee is found unsuitable, MGM Grand Paradise must sever all relationships with that person. In case of failure to act in accordance thereof, MGM Grand Paradise would become subject to administrative sanctions and penalties.

        The Macau government must give their prior approval to changes in control of MGM Grand Paradise through a merger, consolidation, stock or asset acquisition, management or consulting agreement or any act or conduct by any person whereby he or she obtains control. Entities seeking to acquire control of a registered corporation must satisfy the Macau government concerning a variety of stringent standards prior to assuming control. The Macau gaming authorities may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be considered suitable as part of the approval process of the transaction.

        The Macau gaming authorities also have the power to supervise gaming operators in order to assure the financial stability of corporate gaming operators and their affiliates.

        The subconcession contract requires the Macau gaming authorities' prior approval of any recapitalization plan, any increase of the capital stock by public subscription, any issue of preferential shares or any creation, issue or transformation of types or series of shares representative of MGM Grand Paradise capital stock, as well as any change in the constituent documents (i.e., articles of association) of MGM Grand Paradise. The Chief Executive of Macau could also require MGM Grand Paradise to increase its share capital if he deemed it necessary.

        MGM Macau was constructed and is operated under MGM Grand Paradise's subconcession contract. This subconcession excludes the following gaming activities: mutual bets, gaming activities provided to the public, interactive gaming and games of chance or other gaming, betting or gambling activities on ships or planes. MGM Grand Paradise's subconcession is exclusively governed by Macau law. MGM Grand Paradise is subject to the exclusive jurisdiction of the courts of Macau in case of any potential dispute or conflict relating to our subconcession.

        MGM Grand Paradise's subconcession contract expires on March 31, 2020. Unless the subconcession is extended, on that date, all casino operations and related equipment in MGM Macau will automatically be transferred to the Macau government without compensation to MGM Grand Paradise and MGM Resorts International will cease to generate any revenues from these operations. Beginning on April 20, 2017, the Macau government may redeem the subconcession by giving MGM Grand Paradise at least one year prior notice and by paying fair compensation or indemnity.

        The amount of such compensation or indemnity will be determined based on the amount of revenue generated during the tax year prior to the redemption.

        The Macau government also has the right to unilaterally terminate, without compensation to MGM Grand Paradise, the subconcession at any time upon the occurrence of fundamental non-compliance by MGM Grand Paradise with applicable Macau laws or MGM Grand Paradise's basic obligations under the subconcession contract. If the default is curable, the Macau gaming authorities are required to give MGM Grand Paradise prior notice to cure the default, though no specific cure period for that purpose is provided.

        The subconcession contract contains various general covenants and obligations and other provisions, the compliance with which is subjective. MGM Grand Paradise has the following obligations under the subconcession contract:

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  ensure the proper operation and conduct of casino games;

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  employ people with appropriate qualifications;

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  operate and conduct casino games of chance in a fair and honest manner without the influence of criminal activities; and

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  safeguard and ensure Macau's interests in tax revenue from the operation of casinos and other gaming areas.

        The subconcession contract requires MGM Grand Paradise Limited to maintain a certain minimum level of insurance which are in place.

        MGM Grand Paradise Limited is also subject to certain reporting requirements to the Macau gaming authorities.

        Under the subconcession, MGM Grand Paradise Limited is obligated to pay to the Macau S.A.R. an annual premium with a fixed portion and a variable portion based on the number and type of gaming tables employed and gaming machines operated. The fixed portion of the premium is equal to 30 million patacas (approximately $3.8 million, based on exchange rates at December 31, 2012). The variable portion is equal to 300,000 patacas per gaming table reserved exclusively for certain kinds of games or players, 150,000 patacas per gaming table not so reserved and 1,000 patacas per electrical or mechanical gaming machine, including slot machines (approximately $37,600, $18,800 and $125, respectively, based on exchange rates at December 31, 2012), subject to a minimum of forty five million patacas (approximately $5.6 million, based on exchange rates at December 31, 2012). MGM Grand Paradise Limited also has to pay a special gaming tax of 35% of gross gaming revenues and applicable withholding taxes. It must also contribute 1.6% and 2.4% (a portion of which must be used for promotion of tourism in Macau) of its gross gaming revenue to a public foundation designated by the Macau S.A.R. government and to the Macau S.A.R, respectively, as special levy.

        Currently, the gaming tax in Macau is calculated as a percentage of gross gaming revenue. However, gross gaming revenue does not include deductions for credit losses. As a result, if MGM Grand Paradise issues markers to its customers in Macau and is unable to collect on the related receivables from them, it has to pay taxes on its winnings from these customers even though it was unable to collect the related receivables.

        MGM Grand Paradise has received a concession from the Macau government to use a 10.67 acre parcel of land for MGM Macau (the "MGM Macau Land Contract"). The land concession will expire on April 6, 2031 and is renewable.

        The MGM Macau Land Contract requires MGM Grand Paradise to pay a premium which was paid in full before the opening of MGM Macau. In addition, MGM Grand Paradise is also obligated to pay rent annually for the term of the MGM Macau Land Contract. The rent amount may be revised every five years by the Macau government, according to the provisions of the Macau Land law.

        In addition, MGM Grand Paradise has received a concession from the Macau government to to use an approximately 17.8 acre site in Cotai Macau and develop a second resort and casino (the "Cotai Land Contract"). The Cotai Land Contract was published in the 2nd series of the Official Gazette of Macau dated of 9th January 2013. The total land premium payable to the Macau government for the Cotai Land Contract is approximately $161 million and is composed of a down payment and eight additional semi-annual payments. In October 2012, MGM China paid approximately $56 million as the initial down payment of the contract premium. In addition, MGM Grand Paradise is required to pay the Macau government approximately $269,000 per year in rent during the course of development of the land and approximately $681,000 per year in rent once the development is completed. The annual rent is subject to review by the Macau government every five years.

        MGM Grand Paradise received an exemption from Macau's corporate income tax on profits generated by the operation of casino games of chance for a period of five-years starting at January 1, 2007. In October 2011, MGM Grand Paradise was granted an extension of this exemption for an additional five years. The exemption runs through December 31, 2016.

Mississippi Government Regulation

        We conduct our Mississippi gaming operations through two indirect subsidiaries, Beau Rivage Resorts, Inc., which owns and operates Beau Rivage in Biloxi, Mississippi, and MGM Resorts Mississippi, Inc., which owns and operates the Gold Strike Casino in Tunica County, Mississippi (collectively, the "casino licensees"). The current licenses of the casino licensees were renewed on June 23, 2012 and are effective through June 22, 2015.

        Substantially all loans, leases, sales of securities and similar financing transactions by the casino licensees must be reported to or approved by the Mississippi Gaming Commission. The licensed subsidiaries may not make a public offering of their securities, but may pledge or mortgage casino facilities with the prior approval of the Mississippi Gaming Commission. We may not make a public offering of our securities without the prior approval of the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for those purposes. The approval, if given, does not constitute a recommendation or approval of the accuracy or adequacy of the prospectus or the investment merits of the securities subject to the offering. Effective June 23, 2012, the Mississippi Gaming Commission granted us a waiver of the prior approval requirement for our securities offerings for a period of three years, subject to certain conditions. The waiver may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Executive Director of the Mississippi Gaming Commission.

        Under the regulations of the Mississippi Gaming Commission, the casino licensees may not guarantee a security issued by us pursuant to a public offering, or pledge their assets to secure payment or performance of the obligations evidenced by such a security issued by us, without the prior approval of the Mississippi Gaming Commission. Similarly, we may not pledge the stock or other ownership interests of the casino licensees, nor may the pledgee of such ownership interests foreclose on such a pledge, without the prior approval of the Mississippi Gaming Commission. Moreover, restrictions on the transfer of an equity security issued by us and agreements not to encumber such securities granted by us are ineffective without the prior approval of the Mississippi Gaming Commission. The waiver of the prior approval requirement for our securities offerings received from the Mississippi Gaming Commission effective June 23, 2012 includes a waiver of the prior approval requirement for such guarantees, pledges and restrictions of the casino licensees, subject to certain conditions.

        The Mississippi Gaming Commission has generally exercised its discretion to require a finding of suitability of any beneficial owner of more than 5% of a registered public or private company's voting securities. However, the Mississippi Gaming Commission has adopted a regulation that permits certain institutional investors to own beneficially up to 15% and, under certain circumstances, up to 19%, of a registered or licensed company's voting securities without a finding of suitability. Under the regulations, an "institutional investor," as defined therein, may apply to the Executive Director of the Mississippi Gaming Commission for a waiver of a finding of suitability if such institutional investor (i) beneficially owns up to 15% (or, in certain circumstances, up to 19%) of the voting securities of a registered or licensed company, and (ii) holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the registered or licensed company, any change in the registered or licensed company's corporate charter, bylaws, management, policies or operations of the registered public or private company or any of its gaming affiliates, or any other action which the Mississippi Gaming Commission finds to be inconsistent with holding the registered or licensed company's voting securities for investment purposes only.

        Activities that are not deemed to be inconsistent with holding voting securities for investment purposes only include:

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  voting, directly or indirectly through the delivery of a proxy furnished by the board of directors, on all matters voted upon by the holders of such voting securities;

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  serving as a member of any committee of creditors or security holders formed in connection with a debt restructuring;

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  nominating any candidate for election or appointment to the board of directors in connection with a debt restructuring;

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  accepting appointment or election (or having a representative accept appointment or election) as a member of the board of directors in connection with a debt restructuring and serving in that capacity until the conclusion of the member's term;

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  making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in management, policies or operations; and

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  such other activities as the Mississippi Gaming Commission may determine to be consistent with such investment intent.

        A more detailed description of the regulations to which we are subject is contained in Exhibit 99.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 which is incorporated by reference herein.

 DESCRIPTION OF LONG-TERM DEBT

New Credit Facility

        In December 2012, we entered into an amended and restated senior secured credit facility consisting of (1) a five-year senior secured term loan facility of $1.05 billion (the "Term Loan A Facility"), (2) a five-year senior secured revolving facility of $1.2 billion (the "Revolving Facility") and (3) a seven-year senior secured term loan facility of $1.75 billion ("Term Loan B Facility", together with the Term Loan A Facility and Revolving Facility, the "New Credit Facility").

        The New Credit Facility and the related guarantees are secured in an amount (1) up to $3.35 billion to the extent secured by the principal properties of Bellagio, LLC, The Mirage Casino-Hotel and MGM Grand Hotel, LLC and (2) to the extent of the value of other collateral, including the assets of MGM Resorts Mississippi, Inc. and New York-New York Hotel & Casino, LLC securing the respective guarantees of such Subsidiaries.

        The New Credit Facility contains customary representations and warranties and customary affirmative and negative covenants. In addition, the New Credit Facility requires us and our restricted subsidiaries to maintain a minimum trailing four-quarter EBITDA (as defined in the New Credit Facility) and limits our ability to make capital expenditures.

        The New Credit Facility provides for customary events of default, including, without limitation, (i) payment defaults, (ii) covenant defaults, (iii) cross-defaults to certain other indebtedness in excess of specified amounts, (iv) certain events of bankruptcy and insolvency, (v) judgment defaults in excess of specified amounts, (vi) the failure of any loan document by a significant party to be in full force and effect and such circumstance, in the reasonable judgment of the required lenders, is materially adverse to the lenders, or (vii) the security documents cease to create a valid and perfected first priority lien on any material portion of the collateral. In addition, the New Credit Facility provides that a cessation of business due to revocation, suspension or loss of any gaming license affecting a specified amount of our revenues or assets, will constitute an event of default.

Debt Securities

        In addition to our existing senior credit facility, we had outstanding, as of December 31, 2012, the following notes issued by us, exclusive of premiums and discounts:

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  $462.2 million of 6.75% senior notes due 2013;

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  $508.9 million of 5.875% senior notes due 2014;

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  $875 million of 6.625% senior notes due 2015;

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  $1,450 million of 4.25% convertible senior notes due 2015;

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  $242.9 million of 6.875% senior notes due 2016;

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  $732.7 million of 7.50% senior notes due 2016;

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  $500 million of 10% senior notes due 2016;

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  $743 million of 7.625% senior notes due 2017;

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  $475 million of 11.375% senior notes due 2018;

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  $850 million of 8.625% senior notes due 2019;

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  $1,000 million of 6.75% senior notes due 2020;

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  $1,250 million 6.625% senior notes due 2021; and

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  $1,000 million of 7.75% senior notes due 2022.

        In connection with the acquisition of Mandalay Resort Group, all of the outstanding senior notes and debentures and senior subordinated notes and debentures issued by Mandalay Resort Group became our obligations. The notes and debentures issued by Mandalay Resort Group are as follows:

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  $150 million of 7.625% senior subordinated debentures due 2013;

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  $0.03 million of floating rate convertible senior debentures due 2033;

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  $0.6 million of 7% debentures due 2036; and

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  $4.3 million of 6.7% debentures due 2096.

        We and each of our material subsidiaries, other than MGM Grand Detroit, LLC, and its subsidiaries, our foreign subsidiaries (including MGM China and MGM Grand Paradise, and their respective subsidiaries) and our insurance subsidiaries, are directly liable for or unconditionally guarantee the senior credit facility, all of our principal debt arrangements on the senior notes, the senior subordinated notes and the notes issued hereby.

        MGM Grand Detroit, LLC is a co-borrower under the senior credit facility and is directly liable for the senior credit facility, but only to the extent that MGM Grand Detroit, LLC borrows under such facility.

MGM Grand Paradise Credit Facility

        The outstanding balance of MGM Grand Paradise's credit facility at December 31, 2012 was $554 million and was comprised solely of term loans. MGM Grand Paradise's credit facility agreement was amended and restated in October 2012 and is comprised of approximately $550 million in term loans and a $1.45 billion revolving loan. Under the amended and restated credit facility agreement, MGM China has become a joint and several co-borrower with MGM Grand Paradise. The material subsidiaries of MGM China continue to guarantee the facilities, and MGM China, MGM Grand Paradise and their guarantor subsidiaries have granted security on substantially all of their assets to secure the amended facilities. None of MGM Resorts International or any guarantors of its indebtedness are obligors or guarantors under the MGM Grand Paradise credit facility.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        This exchange offer is being made pursuant to the registration rights agreement. The summary of the registration rights agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer; Expiration Time

        This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Subject to the terms and conditions in this prospectus and the letter of transmittal, we will accept for exchange Outstanding Notes that are validly tendered at or prior to the expiration time and are not validly withdrawn as permitted below. The expiration time for the exchange offer is 5:00 p.m., New York City time, on                    , 2013, or such later date and time to which we, in our sole discretion, extend the exchange offer.

        We expressly reserve the right, in our reasonable discretion:

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  to extend the expiration time;

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  if any one of the conditions set forth below under "—Conditions to the Exchange Offer" has not been satisfied, to terminate the exchange offer and not accept any Outstanding Notes for exchange; and

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  to amend the exchange offer in any manner.

        In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change. We will give written notice of any extension, delay, non-acceptance, termination, or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time.

        During an extension, all Outstanding Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

How to Tender Outstanding Notes for Exchange

        Only a record holder of Outstanding Notes may tender in the exchange offer. When the holder of Outstanding Notes tenders and we accept Outstanding Notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of Outstanding Notes who desires to tender Outstanding Notes for exchange must, at or prior to the expiration time either:

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  transmit a properly completed and duly executed letter of transmittal, the Outstanding Notes being tendered and all other documents required by such letter of transmittal, to U.S. Bank National Association, the exchange agent, at the address set forth below under the heading "—The Exchange Agent"; or

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  if Outstanding Notes are tendered pursuant to the book-entry procedures set forth below, an agent's message must be transmitted by The Depository Trust Company ("DTC") to the exchange agent at the address set forth below under the heading "—The Exchange Agent," and the exchange agent must receive, at or prior to the expiration time, a confirmation of the book-entry transfer of the Outstanding Notes being tendered into the exchange agent's account at DTC, along with the agent's message; or

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  if time will not permit the required documentation to reach the exchange agent before the expiration time, or the procedures for book-entry transfer cannot be completed by the expiration time, the holder may effect a tender by complying with the guaranteed delivery procedures described below.

        The term "agent's message" means a message that:

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  is transmitted by DTC;

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  is received by the exchange agent and forms a part of a book-entry transfer;

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  states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal; and

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  states that we may enforce the letter of transmittal against such holder.

        The method of delivery of the Outstanding Notes, the letter of transmittal or agent's message, and all other required documents to the exchange agent is at the election and sole risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Outstanding Notes should be sent directly to us.

        We will determine in our reasonable discretion all questions as to the validity, form, eligibility (including time of receipt), and acceptance of Outstanding Notes tendered for exchange and all other required documents. We reserve the absolute right to:

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  reject any and all tenders of any outstanding note not validly tendered;

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  refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful;

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  waive any defects or irregularities or conditions of the exchange offer, either before or after the expiration time; and

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  determine the eligibility of any holder who seeks to tender Outstanding Notes in the exchange offer.

        Our determinations, either before or after the expiration time, under, and of the terms and conditions of, the exchange offer, including the letter of transmittal and the instructions to it, or as to any questions with respect to the tender of any Outstanding Notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all Outstanding Notes. Holders must cure any defects and irregularities in connection with tenders of

Outstanding Notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Outstanding Notes for exchange, nor will any of us incur any liability for failure to give such notification.

        If you beneficially own Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your Outstanding Notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

        WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

Book-Entry Transfers

        Any financial institution that is a participant in DTC's system must make book-entry delivery of Outstanding Notes by causing DTC to transfer the Outstanding Notes into the exchange agent's account at DTC in accordance with DTC's Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered Outstanding Notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message. The letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under "—The Exchange Agent" at or prior to the expiration time of the exchange offer, or the holder must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If a holder of Outstanding Notes desires to tender such notes and the holder's notes are not immediately available, or time will not permit such holder's Outstanding Notes or other required documents to reach the exchange agent at or prior to the expiration time, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

  •
  at or prior to the expiration time, the exchange agent receives from an eligible institution a validly completed and executed notice of guaranteed delivery, substantially in the form accompanying this prospectus, by facsimile transmission, mail, or hand delivery, setting forth the name and address of the holder of the Outstanding Notes being tendered and the amount of the Outstanding Notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees, or an agent's message, and any other documents required by the letter of transmittal, will be transmitted to the exchange agent; and

  •
  the exchange agent receives the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and executed letter of transmittal with any required signature guarantees or an agent's message and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

        The notice of guaranteed delivery must be received at or prior to the expiration time.

Withdrawal Rights

        You may withdraw tenders of your Outstanding Notes at any time at or prior to the expiration time.

        For a withdrawal to be effective, a written notice of withdrawal, by facsimile or by mail, must be received by the exchange agent, at the address set forth below under "—The Exchange Agent," at or prior to the expiration time. Any such notice of withdrawal must:

  •
  specify the name of the person having tendered the Outstanding Notes to be withdrawn;

  •
  identify the Outstanding Notes to be withdrawn, including the principal amount of such Outstanding Notes;

  •
  where Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of DTC; and

  •
  bear the signature of the holder in the same manner as the original signature on the letter of transmittal, if any, by which such Outstanding Notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

        We will determine all questions as to the validity, form, and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered Outstanding Notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under "—How to Tender Outstanding Notes for Exchange" above at any time at or prior to the expiration time.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

        All of the conditions to the exchange offer must be satisfied or waived at or prior to the expiration of the exchange offer. Promptly following the expiration time we will accept for exchange all Outstanding Notes validly tendered and not validly withdrawn as of such date. We will promptly issue Exchange Notes for all validly tendered Outstanding Notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered Outstanding Notes for exchange when, as, and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any Outstanding Notes for exchange.

        For each Outstanding Note accepted for exchange, the holder will receive an Exchange Note of the same series registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered Outstanding Note. Accordingly, registered holders of Exchange Notes that are outstanding on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date through which interest has been paid on the Outstanding Notes. Outstanding Notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

        If we do not accept any tendered Outstanding Notes, or if a holder submits Outstanding Notes for a greater principal amount than the holder desires to exchange, we will promptly return such unaccepted or non-exchanged Outstanding Notes without cost to the tendering holder. In the case of Outstanding Notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged Outstanding Notes will be credited to an account maintained with DTC. We will return the Outstanding Notes or have them credited to DTC promptly after the withdrawal, rejection of tender or termination of the exchange offer, as applicable. The untendered portion of any untendered note tendered in part must be in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

Conditions to the Exchange Offer

        The exchange offer is not conditioned upon the tender of any minimum principal amount of Outstanding Notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes and may terminate or amend the exchange offer, by oral (promptly confirmed in writing) or written notice to the exchange agent or by a timely press release, if at any time before the expiration of the exchange offer, any of the following conditions exist:

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that would reasonably be expected to prohibit or materially impair our ability to proceed with the exchange offer;

  •
  any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended; or

  •
  any law, rule or regulation is enacted, adopted, proposed, or interpreted that would reasonably be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable Exchange Notes in the exchange offer.

        See "—Consequences of Failure to Exchange Outstanding Notes".

Accounting Treatment

        For accounting purposes, we will not recognize gain or loss upon the issuance of the Exchange Notes for Outstanding Notes.

Fees and Expenses

        We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  our accounting and legal fees;

  •
  printing fees; and

  •
  related fees and expenses.

Transfer Taxes

        Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, Exchange Notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the exchange offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

The Exchange Agent

        We have appointed U.S. Bank National Association as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance with respect to the procedures for the exchange offer, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should also be directed to the exchange agent at the address below:

Deliver to:
By Mail or Overnight Package:
U.S. Bank National Association
60 Livingston Ave.
St. Paul, Minnesota 55107
Attention: Specialized Finance

By Facsimile Transmission: (651) 466-7372	Confirm Facsimile Transmission (800) 934-6802

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above will not constitute a valid delivery.

Consequences of Failure to Exchange Outstanding Notes

        Outstanding Notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture and the legend contained on the Outstanding Notes regarding the transfer restrictions of the Outstanding Notes. In general, Outstanding Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register under the Securities Act or under any state securities laws the Outstanding Notes that are not tendered in the exchange offer or that are tendered in the exchange offer but are not accepted for exchange.

Consequences of Exchanging Outstanding Notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued in the exchange offer may be offered for sale, resold, or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. However, based on interpretations of the staff of the SEC, as set forth in a series of no-action letters issued to third parties, we believe that the Exchange Notes may be offered for resale, resold, or otherwise transferred by holders of those Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  the holder is not an "affiliate" of ours within the meaning of Rule 405 promulgated under the Securities Act;

  •
  the Exchange Notes issued in the exchange offer are acquired in the ordinary course of the holder's business;

  •
  neither the holder, nor, to the actual knowledge of such holder, any other person receiving Exchange Notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued in the exchange offer;

  •
  if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes; and

  •
  if such a holder is a broker-dealer, such broker-dealer will receive the Exchange Notes for its own account in exchange for Outstanding Notes and that:

  •
  such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

  •
  it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of Exchange Notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any Exchange Notes. (In no-action letters issued to third parties, the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of Outstanding Notes) by delivery of the prospectus relating to the exchange offer). See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

        Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that they meet each of these conditions and agree to these terms.

        However, because the SEC has not considered the exchange offer for our Outstanding Notes in the context of a no-action letter, we cannot guarantee that the staff of the SEC would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

        Any holder that is an affiliate of ours or that tenders Outstanding Notes in the exchange offer for the purpose of participating in a distribution:

  •
  may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        The Exchange Notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the Exchange Notes. We currently do not intend to register or qualify the sale of the Exchange Notes in any state where we would not otherwise be required to qualify.

Filing of Registration Statements

        Under the registration rights agreement, we agreed, among other things, that if:

  (1)
  we determine that an exchange offer registration is not available or the exchange offer may not be completed as soon as practicable after the last exchange date because it would violate any applicable law, SEC rules and regulations or any interpretation of the staff of the SEC, or

  (2)
  the exchange offer is not for any other reason completed by the last exchange date, or

  (3)
  upon receipt of a written request from any initial purchaser representing that it holds transfer restricted securities that are or were ineligible to be exchanged in the exchange offer,

we will use our reasonable best efforts to file with the SEC a shelf registration statement as soon as practicable after such determination, date or request, as the case may be, and to have such shelf registration statement declared effective by the SEC by the 30th day following such determination, date or request.

        If obligated to file the shelf registration statement, we will use our reasonable best efforts to keep the shelf registration statement continuously effective, supplemented and amended (including through post-effective amendments on Form S-3 if we are eligible to use such Form) until no notes covered by such shelf registration statement constitute transfer restricted notes.

        If the shelf registration statement is declared effective or becomes automatically effective but thereafter ceases to be effective or usable in connection with resales of Outstanding Notes during the periods specified in the registration rights agreement (except with respect to permitted suspension periods as provided therein), then we will pay Additional Interest to each holder of affected Outstanding Notes on the terms provided in the registration rights agreement.

        Holders of notes will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding Additional Interest set forth above. By acquiring Outstanding Notes, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

        Although we intend, if required, to file the shelf registration statement, we cannot assure you that the shelf registration statement will be filed or, if filed, that it will become or remain effective.

        The foregoing description is a summary of certain provisions of the registration rights agreement. It does not restate the registration rights agreement in its entirety. We urge you to read the registration rights agreement, which is included as an exhibit to the registration statement of which this prospectus forms a part and can also be obtained from us. See "Available Information."

DESCRIPTION OF EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the heading "Certain Definitions." In this description, the words "MGM Resorts International," "we," "us" and "our" refer only to the single corporation MGM Resorts International, a Delaware corporation, and not to any of its Subsidiaries.

        On September 19, 2012, MGM Resorts International issued $1,000,000,0000 in aggregate principal amount of 6.750% senior notes due October 1, 2020, which we refer to as the "Outstanding Notes," under an Indenture among MGM Resorts International, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee (the "Trustee"), which we refer to as the "Indenture." The terms of the Outstanding Notes include those provisions contained in the Indenture and certain provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), incorporated by the terms of the Indenture.

        MGM Resorts International will issue in exchange for the Outstanding Notes up to $1,000,000,000 aggregate principal amount of 6.750% Senior Notes that have been registered under the Securities Act (the "Exchange Notes"). Except as otherwise indicated below, the following summary applies to both the Exchange Notes and the Outstanding Notes. As used in this "Description of Exchange Notes", the term "Notes" means the Exchange Notes, the Outstanding Notes and any additional notes (as defined below), unless otherwise indicated. The terms of the notes will include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

        The terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes, except the Exchange Notes will not contain transfer restrictions and holders of Exchange Notes will no longer have any registration rights or the right to receive Additional Interest as described in the Registration Rights Agreement.

        The following description is a summary of the material provisions of the Indenture. This summary does not restate the Indenture in its entirety. We urge you to read the Indenture because the Indenture, and not this description, defines your rights as a holder of the Notes. Copies of the Indenture may be obtained from MGM Resorts International.

Ranking

        The Notes will be:

  •
  general senior unsecured obligations of MGM Resorts International, pari passu or senior in right of payment to all existing and future Indebtedness of MGM Resorts International;

  •
  guaranteed on a senior basis by each of the Subsidiary Guarantors (as defined below), with each such Subsidiary Guarantee being unsecured;

  •
  senior in right of payment to future Indebtedness that may be subordinated to the Notes and the Subsidiary Guarantees;

  •
  senior in right of payment to the guarantees by MGM Resorts International of the $150.0 million 7.625% senior subordinated debentures due 2013 of Mandalay Resort Group (the "Subordinated Mandalay Notes");

  •
  effectively junior to our secured Indebtedness, including (a) Indebtedness under the Credit Facility and the related guarantees, which are secured in an amount (1) up to $3.35 billion to the extent secured by the principal properties of Bellagio, LLC, The Mirage Casino-Hotel and MGM Grand Hotel, LLC and (2) to the extent of the value of other collateral, including the assets of MGM Resorts Mississippi, Inc. and New York-New York Hotel & Casino, LLC

    securing the respective guarantees of such Subsidiaries and (b) any future secured Indebtedness permitted to be incurred in accordance with the terms of the Notes;

  •
  effectively junior to MGM Resorts International's obligations under a completion guaranty granted in favor of CityCenter Holdings, LLC and its lenders, which obligations are secured by a security interest in certain assets of Circus Circus Casinos, Inc., Vintage Land Holdings, LLC and Mandalay Resort Group, to the extent of the assets securing such completion guaranty;

  •
  effectively junior to any future secured Indebtedness to the extent of the value of the assets securing such Indebtedness; and

  •
  effectively subordinated to all Indebtedness and other obligations of the non-guarantor Subsidiaries, including (a) all borrowings of MGM Grand Detroit, LLC, a Delaware limited liability company ("MGM Grand Detroit") under our Credit Facility and (b) all Indebtedness of MGM China and MGM Grand Paradise and their respective Subsidiaries.

        As of December 31, 2012, non-guarantor Subsidiaries had $1,001 million aggregate principal amount of Indebtedness outstanding (excluding Indebtedness owed to MGM Resorts International or any Subsidiary Guarantor). As of December 31, 2012, Nevada Landing Partnership had no Indebtedness other than its guarantees of the existing senior credit facility, the Existing Senior Notes, the Existing Senior Secured Notes and the Subordinated Mandalay Notes.

        The Indenture does not contain any limitation on the amount of Indebtedness of MGM Resorts International or its Subsidiaries, but limits liens securing Indebtedness of MGM Resorts International and the Subsidiary Guarantors as set forth below under "Additional Covenants of MGM Resorts International—Limitation on Liens" and "Exempted Liens and Sale and Leaseback Transactions."

        Except as described under "—Merger, Consolidation or Sale of Assets" or "—Additional Covenants of MGM Resorts International" below, the Indenture does not contain any provisions that would afford holders of the Notes protection in the event of (i) a highly leveraged or similar transaction involving MGM Resorts International or any of its Subsidiaries, or (ii) a reorganization, restructuring, merger or similar transaction involving MGM Resorts International or any of its Subsidiaries that may adversely affect the holders of the Notes. In addition, subject to the limitations set forth under "—Merger, Consolidation or Sale of Assets" and "—Additional Covenants of MGM Resorts International" below and certain restrictions under instruments governing our senior secured notes and the Credit Facility, MGM Resorts International or any of its Subsidiaries may, in the future, enter into certain transactions that would increase the amount of Indebtedness of MGM Resorts International or its Subsidiaries or substantially reduce or eliminate the assets of MGM Resorts International or its Subsidiaries, which may have an adverse effect on MGM Resorts International's ability to service its Indebtedness, including the Notes.

Paying Agent and Registrar for the Notes

        MGM Resorts International will maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes will be the Trustee.

        MGM Resorts International will also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfers of Notes on behalf of MGM Resorts International.

        MGM Resorts International may change the paying agents or the registrars without prior notice to the holders of the Notes. MGM Resorts International or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

        A holder of Notes may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require such holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. MGM Resorts International will not be required to transfer or exchange any Note selected for redemption. Also, MGM Resorts International will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        The Notes will be $1.0 billion in aggregate principal amount. In addition, we may issue an unlimited amount of additional notes under the indenture from time to time. We may create and issue additional notes with the same terms as the Notes so that the additional notes will form a single class with the Notes. MGM Resorts International will issue the Notes in denominations of $2,000 and integral multiples of $1,000. The Notes will mature on October 1, 2020.

        Interest on the Notes will accrue at the rate of 6.750% per annum. Interest will be payable semiannually in arrears on April 1 and October 1 of each year until maturity, beginning on April 1, 2013. Interest on the Notes will accrue from the Issue Date or, if interest has already been paid, from the date it was most recently paid. MGM Resorts International will make each interest payment to the holders of record of the Notes on the immediately preceding March 15 and September 15. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of MGM Resorts International maintained for such purpose within the City and State of New York or, at the option of MGM Resorts International, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by MGM Resorts International, MGM Resorts International's office or agency in New York will be the office of the Trustee maintained for such purpose.

Subsidiary Guarantees

        MGM Resorts International's payment Obligations under the Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by each of the Subsidiaries of MGM Resorts International other than the Excluded Subsidiaries (the "Subsidiary Guarantors"). As of the Issue Date, the Subsidiary Guarantors will include, among others, MGM Grand Hotel, LLC (which owns the MGM Grand Las Vegas), Mirage Resorts, Incorporated (which indirectly owns, among other properties, Bellagio and The Mirage), New York-New York Hotel & Casino, LLC (which owns New York-New York), MGM Grand Detroit, Inc. (which owns 97% of MGM Grand Detroit, which in turn owns the MGM Grand Detroit casino), Beau Rivage Resorts, Inc. (which owns the Beau Rivage resort in Biloxi, Mississippi) and Mandalay Resort Group (which indirectly owns, among other properties, Mandalay Bay, Luxor and Excalibur). The Excluded Subsidiaries will include all non-U.S. Subsidiaries of MGM Resorts International and such non-U.S. Subsidiaries' U.S. holding companies. The Excluded Subsidiaries will include, among others, MGM Grand Detroit, LLC and its Subsidiaries (including MGM Grand Detroit II, LLC), the Insurance Subsidiaries, MGM China and its Subsidiaries and other Subsidiaries that may from time to time become Excluded Subsidiaries under the Indenture (if, among other conditions, such other Subsidiaries are not guarantors of our other indebtedness and are not subject to any covenants in, or liens securing, the Credit Facility or the Existing Senior Notes), and MGM Resorts International's non-U.S. Subsidiaries whose only tangible assets are located in foreign nations and their U.S. holding companies, including, among others, MGM Grand (International) Pte Ltd., MGM Resorts International Marketing, LTD, MGM Hospitality Holdings, LLC, MGM Hospitality Development, LLC, MGM MIRAGE Hospitality Development, LLC, MGM Hospitality International Holdings, Ltd., MGM Resorts China Holdings Ltd., MGM (Beijing) Hospitality Services, LTD, MGM Hospitality India Private, LTD, MGM Resorts International Holdings, Ltd., MGM Resorts Club Holdings, Ltd., MGM Resorts Macau, Ltd. and MGM Macau, Ltd., provided such holding companies have no other assets or operations and provided that, except for MGM Grand Detroit to the extent of any amounts of proceeds of borrowings under the Credit Facility made available to MGM Grand Detroit, if any Excluded Subsidiary becomes subject to the covenants in the Credit Facility applicable to the Subsidiary Guarantors or grants any Liens to secure the Credit Facility, or if any Excluded Subsidiary Guarantees or grants any Liens to secure any of the Existing Senior Notes, such Excluded Subsidiary will thereafter not be an Excluded Subsidiary.

        The Subsidiary Guarantee of each Subsidiary Guarantor will be:

  •
  senior in right of payment to the guarantees of, or obligations under, the Subordinated Mandalay Notes and future Indebtedness of the Subsidiary Guarantor that may be subordinated to its Subsidiary Guarantee of the Notes;

  •
  effectively junior to our secured Indebtedness, including (a) Indebtedness under the Credit Facility and the related guarantees, which are secured in an amount (1) up to $3.35 billion Facility to the extent secured by the principal properties of Bellagio, LLC, The Mirage Casino-Hotel and MGM Grand Hotel, LLC and (2) to the extent of the value of other collateral, including the assets of MGM Resorts Mississippi, Inc. and New York-New York Hotel & Casino, LLC securing the respective guarantees of such Subsidiaries and (b) any future secured Indebtedness permitted to be incurred in accordance with the terms of the Notes;

  •
  effectively junior to the extent of the value of certain assets pledged by Circus Casinos, Inc., Vintage Land Holdings, LLC and Mandalay Resort Group to secure MGM Resorts International's obligations under a completion guaranty granted in favor of CityCenter Holdings, LLC and its lenders;

  •
  effectively junior to any future secured Indebtedness of such Subsidiary Guarantor to the extent of the value of the assets securing such Indebtedness; and

  •
  effectively subordinated to all Indebtedness and other obligations of the non-guarantor Subsidiaries, including (a) all borrowings of MGM Grand Detroit, LLC, a Delaware limited liability company ("MGM Grand Detroit") under our Credit Facility and (b) all indebtedness of MGM China and MGM Grand Paradise and their respective Subsidiaries. The Indenture will provide that we will use commercially reasonable efforts to obtain such approval. See "Regulation and Licensing."

        The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. This may not be effective to protect the Subsidiary Guarantee from being voided under fraudulent transfer law, or may eliminate the Subsidiary Guarantors' obligations or reduce such obligations to an amount that effectively makes the Subsidiary Guarantee worthless. For instance, in a Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantees.

        In addition to the Subsidiary Guarantors named in the Indenture, the Indenture will provide that, except for Excluded Subsidiaries, any existing or future Subsidiary of MGM Resorts International shall become a Subsidiary Guarantor if such Subsidiary incurs any Indebtedness or if and for so long as such Subsidiary provides a guarantee in respect of Indebtedness of MGM Resorts International.

        No Subsidiary Guarantor will be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation or other Person, whether or not affiliated with such Subsidiary Guarantor unless:

  •
  subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee; and

  •
  immediately after giving effect to such transaction, no Default or Event of Default exists.

        The Indenture will provide that in the event of (a) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or (b) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee, except in the event of a sale or other disposition to MGM Resorts International or any other Subsidiary Guarantor. Notwithstanding the foregoing, any Subsidiary Guarantor will automatically be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force and effect, upon the merger or consolidation of any Subsidiary Guarantor with and into MGM Resorts International or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation or dissolution of such Subsidiary Guarantor following the transfer of all of its assets to MGM Resorts International or another Subsidiary Guarantor.

Optional Redemption

        The Notes are redeemable at our election, in whole or in part at any time at a redemption price equal to the greater of:

  •
  100% of the principal amount of the Notes to be redeemed; or

  •
  as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

        "Adjusted Treasury Rate" means, with respect to any redemption date:

  •
  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

  •
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date or, in the case of a satisfaction and discharge or a defeasance, on the third Business Day prior to the date on which MGM Resorts International deposits the amount required under the Indenture most nearly equal to the period from the redemption date to the maturity date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities ("Remaining Life").

        "Comparable Treasury Price" means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Reference Treasury Dealer" means any primary U.S. Government securities dealer in New York City selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. If we elect to partially redeem the Notes, the trustee will select in a fair and appropriate manner the Notes to be redeemed.

        Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption.

Mandatory Redemption

        MGM Resorts International will not be required to make any mandatory redemption or sinking fund payments in respect of the Notes.

Mandatory Disposition Pursuant to Gaming Laws

        Each holder, by accepting a Note, shall be deemed to have agreed that if the gaming authority of any jurisdiction in which MGM Resorts International or any of its Subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of Notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period.

If such Person fails to apply or become licensed or qualified or is found unsuitable, MGM Resorts International shall have the right, at its option:

  •
  to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of MGM Resorts International's election or such earlier date as may be requested or prescribed by such gaming authority; or

  •
  to redeem such Notes, which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority, at a redemption price equal to:

  (1)
  the lesser of:

  (a)
  the Person's cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; and

  (b)
  100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; or

  (2)
  such other amount as may be required by applicable law or order of the applicable gaming authority.

        MGM Resorts International shall notify the trustee in writing of any such redemption as soon as practicable. MGM Resorts International shall not be responsible for any costs or expenses any holder of Notes may incur in connection with its application for a license, qualification or a finding of suitability.

Additional Covenants of MGM Resorts International

Limitation on Liens

        Other than as provided below under "—Exempted Liens and Sale and Lease-Back Transactions," neither MGM Resorts International nor any of the Subsidiary Guarantors may issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or on any evidences of Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Principal Property, Indebtedness, capital stock or ownership interests were acquired before or after the date of the Indenture) without effectively providing that the Notes shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

  (a)
  Liens existing on the Issue Date;

  (b)
  Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary Guarantor or at the time it is merged into or consolidated with MGM Resorts International or a Subsidiary Guarantor (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary Guarantor or such merger or consolidation and do not extend to or cover property of MGM Resorts International or any Subsidiary Guarantor other than property of the entity so acquired or which becomes a Subsidiary Guarantor);

  (c)
  Liens (including purchase money Liens) existing at the time of acquisition thereof on property acquired after the date hereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price of property acquired after the date hereof (provided that such Liens do not extend to or cover any property of MGM Resorts International or any Subsidiary Guarantor other than the property so acquired);

  (d)
  Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness Incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

  (e)
  Liens which secure Indebtedness of a Subsidiary of MGM Resorts International to MGM Resorts International or to a Subsidiary Guarantor or which secure Indebtedness of MGM Resorts International to a Subsidiary Guarantor;

  (f)
  Liens on the stock, partnership or other equity interest of MGM Resorts International or Subsidiary Guarantor in any Joint Venture or any Subsidiary that owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

  (g)
  Liens to government entities, including pollution control or industrial revenue bond financing;

  (h)
  Liens required by any contract or statute in order to permit MGM Resorts International or a Subsidiary of MGM Resorts International to perform any contract or subcontract made by it with or at the request of a governmental entity;

  (i)
  mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business;

  (j)
  Liens for taxes or assessments and similar charges;

  (k)
  zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; or

  (l)
  any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses (a) through (f).

        Notwithstanding the foregoing,

  (a)
  if any of the Existing Senior Unsecured Notes are hereafter secured by any Liens on any of the assets of MGM Resorts International or any Subsidiary Guarantor, then MGM Resorts International and each Subsidiary Guarantor shall, substantially concurrently with the granting of any such Liens, subject to all necessary gaming regulatory approvals, grant perfected Liens in the same collateral to secure the Notes, equally, ratably and on a pari passu basis. The Liens granted pursuant to this provision shall be (i) granted concurrently with the granting of any such Liens, and (ii) granted pursuant to instruments, documents and agreements which are no less favorable to the trustee and the holders of the Notes than those granted to secure the Existing Senior Unsecured Notes. In connection with the granting of any such Liens, MGM Resorts International and each Subsidiary Guarantor shall provide to the trustee (y) policies of title insurance on customary terms and conditions, to the extent that policies of title insurance on the corresponding property are provided to the holders of the Existing Senior Unsecured Notes or their trustee (and in an insured amount that bears the same proportion to the principal amount of the outstanding Notes as the insured amount in the policies provided to the holders of the Existing Senior Unsecured Notes bears to the aggregate outstanding amount thereof), and (z) legal opinions and other assurances as the trustee may reasonably request; and

  (b)
  if MGM Resorts International and the Subsidiary Guarantors become entitled to the release of all of such equal, ratable and pari passu Liens securing the Existing Senior Unsecured Notes and guarantees related thereto (and any other notes or guarantees issued after the date of issuance of the Notes), and provided that no default or event of default has then occurred and remains continuing, MGM Resorts International and the Subsidiary Guarantors may in their sole discretion request that the collateral agent release any such Liens securing the Notes and the Existing Senior Unsecured Notes, and in such circumstances the collateral agent shall so release such Liens.

Limitation on Sale and Lease-Back Transactions

        Other than as provided below under "—Exempted Liens and Sale and Lease-Back Transactions," neither MGM Resorts International nor any Subsidiary Guarantor will enter into any Sale and Lease-Back Transaction unless either:

  (i)
  MGM Resorts International or such Subsidiary Guarantor would be entitled, pursuant to the provisions described in clauses (a) through (1) under "—Limitation on Liens" above, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the Notes; or

  (ii)
  an amount equal to the greater of the net cash proceeds of such sale or the fair market value of such property (in the good faith opinion of MGM Resorts International's board of directors) is applied within 120 days to the retirement or other discharge of its Funded Debt.

Exempted Liens and Sale and Lease-Back Transactions

        Notwithstanding the restrictions set forth in "—Limitation on Liens" and "—Limitation on Sale and Lease-Back Transactions" above, MGM Resorts International or any Subsidiary Guarantor may create, assume or suffer to exist Liens or enter into Sale and Lease-Back Transactions not otherwise permitted as described above, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under "—Limitation on Liens" above) plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under "—Limitation on Sale and Lease-Back Transactions" above), measured, in each case, at the time any such Lien is incurred or any such Sale and Lease-Back Transaction is entered into, by MGM Resorts International and the Subsidiary Guarantors does not exceed 15% of Consolidated Net Tangible Assets and Liens securing Indebtedness in excess of such amount to the extent such Lien is incurred in connection with an extension, renewal, replacement or refinancing of Indebtedness (not to exceed the principal amount of such extended, renewed, replaced or refinanced Indebtedness plus fees, expenses and premium payable thereon) secured by a Lien incurred pursuant to the provisions of this "Exempted Liens and Sale and Lease-Back Transactions" paragraph or any previous extension, renewal, replacement or refinancing of any such Indebtedness (which extended, renewed, replaced or refinanced Indebtedness shall, for the avoidance of doubt, thereafter be included in the calculation of such amount), provided that the foregoing shall not apply to any Liens that may at any time secure any of the Existing Senior Unsecured Notes.

Merger, Consolidation or Sale of Assets

        The Indenture does not allow us to consolidate or merge with or into, or sell, assign, convey, transfer or lease our properties and assets, substantially in their entirety, as computed on a consolidated basis, to another corporation, person or entity unless:

  •
  either we are the surviving person, in the case of a merger or consolidation, or the successor or transferee is a corporation organized under the laws of the United States, or any state thereof or the District of Columbia and the successor or transferee corporation expressly assumes, by supplemental indenture, all of our obligations under the Indenture, including under the Notes; and

  •
  no default or event of default exists immediately after such transaction.

Subsidiary Guarantees

        In addition to the Subsidiary Guarantors named in the Indenture on the closing date, the Indenture will provide that any existing or future Subsidiary of MGM Resorts International (other than an Excluded Subsidiary) shall become a Subsidiary Guarantor, on a senior basis, of MGM Resorts International's payment Obligations under the Notes and the Indenture, if such Subsidiary incurs any Indebtedness or if and for so long as such Subsidiary provides a guarantee in respect of any Indebtedness of MGM Resorts International.

Events of Default

        Events of default means any of the following:

  •
  default in the payment of any interest upon any Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

  •
  default in the payment of principal of or premium, if any, on any Notes when due;

  •
  the acceleration of the maturity of any Indebtedness of MGM Resorts International or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any one time, in an amount in excess of the greater of (a) $25 million and (b) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice as provided in the Indenture;

  •
  entry of final judgments against MGM Resorts International or any Subsidiary Guarantor which remain undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds $25 million and judgments exceeding $25 million remain undischarged for 60 days after notice as provided in the Indenture;

  •
  default in the performance, or breach, of any covenants or warranties in the Indenture if the default continues uncured for a period of 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding Notes as provided in the Indenture; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default occurs and continues, then the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may, by a notice in writing to us, and to the trustee if given by the holders, declare to be due and payable immediately the principal of the outstanding Notes.

        At any time after a declaration of acceleration with respect to Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal and premium, if any, with respect to the Notes have been cured or waived as provided in the Indenture. For information as to waiver of defaults see the discussion set forth below under "Modification and Waiver."

        The Indenture provides that the trustee is not obligated to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee and applicable law, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such Notes.

        No holder of any Notes will have any right to institute any proceeding, judicial or otherwise with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the

Indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default with respect to the Notes and the holders of at least 25% in principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding Notes direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the holder of any Notes will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such Notes on or after the due dates expressed in such Notes and to institute suit for the enforcement of any such payment.

        We are required by the Indenture, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the Indenture. The Indenture provides that the trustee may withhold notice to the holders of Notes of any default or event of default (except a default in payment on Notes) with respect to Notes if and so long as a committee of its trust officers, in good faith, determines that withholding such notice is in the interest of the holders of Notes.

Modification and Waiver

        We and the trustee, at any time and from time to time, may modify the Indenture without prior notice to or consent of any holder of the Notes for any of the following purposes:

  •
  to permit a successor corporation to assume our covenants and obligations under the Indenture and in the Notes in accordance with the terms of the Indenture;

  •
  to add to our covenants for the benefit of the holders of the Notes;

  •
  to surrender any of our rights or powers conferred in the Indenture;

  •
  to add any additional events of default;

  •
  to supplement any of the provisions of the Indenture to the extent needed to permit or facilitate the defeasance and discharge of the Notes in a manner that will not adversely affect the interests of the holders of the Notes in any material respect;

  •
  to provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture as is necessary to provide for the administration of the trust by more than one trustee;

  •
  to comply with the requirements of the Securities and Exchange Commission in connection with qualification of the Indenture under the TIA;

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture;

  •
  to eliminate any conflict between the terms of the Indenture and the Notes and the TIA; or

  •
  to make any other provisions with respect to matters or questions arising under the Indenture which will not be inconsistent with any provision of the Indenture as long as the new provisions do not adversely affect in any material respect the interests of the holders of the Notes.

        We may also modify the Indenture for any other purpose if we receive the written consent of the holders of not less than a majority in principal amount of the outstanding Notes. However, we may not, without the consent of the holder of each Note effected thereby:

  •
  change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of the Notes or any premium payable upon the redemption of the

    Notes, or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of the Notes or release any Subsidiary Guarantor under any Subsidiary Guarantee (except in accordance with the terms of the Indenture or the Subsidiary Guarantee) or collateral, if any, securing the Notes (except in accordance with the terms of the Indenture or the documents governing such collateral, if any);

  •
  reduce the percentage in principal amount of the Notes where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the Indenture; or

  •
  modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note which would be affected.

        The Indenture provides that the holders of not less than a majority in aggregate principal amount of the Notes, by notice to the trustee, may on behalf of the holders of the Notes waive any default and its consequences under the Indenture, except (1) a continuing default in the payment of interest on, premium, if any, or the principal of, any Note held by a nonconsenting holder or (2) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Note.

Defeasance of Notes or Certain Covenants in Certain Circumstances

        Defeasance and Discharge.    The Indenture provides that we may be discharged from any and all obligations under the Notes other than:

  •
  certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events regarding payments on the Notes;

  •
  to register the transfer or exchange of the Notes;

  •
  to replace stolen, lost or mutilated Notes; or

  •
  to maintain paying agencies and to hold money for payment in trust.

        We may only defease and discharge all of our obligations under the Notes if:

  •
  we irrevocably deposit with the trustee, in trust, the amount, as certified by an officers' certificate, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will be sufficient to pay and discharge each installment of principal and premium, if any and any interest on, and any mandatory sinking fund payments in respect of, the Notes on the dates such payments are due; and

  •
  we deliver to the trustee an opinion of independent counsel (which opinion must refer to and be based upon a published ruling of the United States Internal Revenue Service or a change in applicable United States federal income tax laws) or a ruling directed to the Trustee from the United States Internal Revenue Service, in either case to the effect that holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

        Defeasance of Certain Covenants.    Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the Indenture. Any omission to comply with our obligations or covenants shall not constitute a default or event of default with respect to any Notes. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the Notes. We may only defease any covenants if, among other requirements:

  •
  we deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in respect to such obligations, in accordance with their terms, will provide money in an amount, as certified by an officers' certificate, sufficient to pay principal, premium, if any, and any interest on and any mandatory sinking fund payments in respect of the Notes on the dates such payments are due; and

  •
  we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service to the effect that the holders of the Notes will not recognize income, gain or loss, for United States federal income tax purposes, as a result of the covenant defeasance.

Limited Liability of Certain Persons

        The Indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the Indenture or the Notes by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.

Compliance with Gaming Laws

        Each holder of a Note, by accepting any Note, agrees to be bound by the requirements imposed on holders of debt securities of MGM Resorts International by the gaming authority of any jurisdiction in which Resorts International or any of its Subsidiaries conducts or proposes to conduct gaming activities. For a description of the regulatory requirements applicable to MGM Resorts International, see "Regulation and Licensing" herein.

Reports

        Whether or not required by the Securities and Exchange Commission, so long as any Notes are outstanding, MGM Resorts International will furnish to the trustee, within 15 days after the time periods specified in the Securities and Exchange Commission's rules and regulations: (1) all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by MGM Resorts International's certified independent accountants; and (2) all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K. In addition, following the consummation of a registered exchange offer for the Notes, whether or not required by the Securities and Exchange Commission, MGM Resorts International will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Securities and Exchange Commission for public availability within the time periods specified in the Securities and Exchange Commission's rules and regulations (unless the Securities and Exchange Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, MGM Resorts International and the Subsidiary Guarantors have agreed that, for so long as any outstanding Notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Concerning the Trustee

        If the trustee becomes a creditor of MGM Resorts International, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue or resign.

        The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of such Notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture will be governed by New York law.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.

        "Attributable Debt" with respect to any Sale and Lease-Back Transaction that is subject to the restrictions described under "—Additional Covenants of MGM Resorts International—Limitation on Sale and Lease-Back Transactions" means the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

        "Consolidated Net Tangible Assets" means the total amount of assets (including investments in Joint Ventures) of MGM Resorts International and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of MGM Resorts International and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and any other like intangibles of MGM Resorts International and its Subsidiaries, all as set forth on the consolidated balance sheet of MGM Resorts International for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

        "Credit Facility" means the Seventh Amended and Restated Loan Agreement, dated as of February 24, 2012, among MGM Resorts International, as Borrower, and MGM Grand Detroit, LLC, a Delaware limited liability company, as initial Co-Borrower, the Lenders therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, extended, refunded, replaced or refinanced, in whole or in part, from time to time.

        "Exchange Notes" means, if and when issued pursuant to a registration statement as provided in the Registration Rights Agreement, notes of MGM Resorts International registered under the Securities Act issued in exchange for the Notes with terms substantially identical in all material respects to the Notes.

        "Exchange Offer" means the exchange offer of the Exchange Notes for the Notes as provided in the Registration Rights Agreement.

        "Excluded Subsidiary" means MGM Grand Detroit and its Subsidiaries (including MGM Grand Detroit II, LLC), MGM China and its Subsidiaries (including MGM Grand Paradise), Nevada Landing Partnership (until Illinois Gaming Approval is obtained) and Insurance Subsidiaries, other Subsidiaries that may from time to time become Excluded Subsidiaries under the Indenture (if, among other conditions, such other Subsidiaries are not guarantors of our other indebtedness and are not subject to any covenants in, or liens securing, the Credit Facility or the Existing Senior Notes), and MGM Resorts International's non-U.S. Subsidiaries whose only tangible assets are located in foreign nations and their U.S. holding companies, including, among others, MGM Grand (International), Pte Ltd., MGM Resorts International Marketing, LTD, MGM Hospitality Holdings, LLC, MGM Hospitality Development, LLC, MGM MIRAGE Hospitality Development, LLC, MGM Hospitality International Holdings, Ltd., MGM Resorts China Holdings Ltd., MGM (Beijing) Hospitality Services, LTD, MGM Hospitality India Private LTD, MGM Resorts International Holdings, Ltd., MGM Resorts Club Holdings, Ltd., MGM Resorts Macau, Ltd. and MGM Macau, Ltd., provided such holding companies have no other assets or operations and provided that, except for MGM Grand Detroit to the extent of any amounts of proceeds of borrowings under the Credit Facility made available to MGM Grand Detroit and except for Nevada Landing Partnership until such time as the Illinois Gaming Approval is obtained or MGM Resorts International ceases to use best efforts to obtain the Illinois Gaming Approval, if any Excluded Subsidiary becomes subject to the covenants in the Credit Facility applicable to the Subsidiary Guarantors or grants any Liens to secure the Credit Facility, or if any Excluded Subsidiary Guarantees or grants any Liens to secure any of the Existing Senior Notes, such Excluded Subsidiary will thereafter not be an Excluded Subsidiary.

        "Existing Senior Notes" means (i) MGM Resorts International's 6.75% senior notes due 2013, (ii) the New York-New York Secured Notes, (iii) the Mirage Secured Notes; (iv) MGM Resorts International's 5.875% senior notes due 2014, (v) MGM Resorts International's 6.625% senior notes due 2015, (vi) MGM Resorts International's 4.25% convertible senior notes due 2015, (vii) MGM Resorts International's 6.875% senior notes due 2016, (viii) the MGM Grand Secured Notes, (ix) MGM Resorts International's 7.50% senior notes due 2016, (x) MGM Resorts International's 10% senior notes due 2016, (xi) MGM Resorts International's 7.625% senior notes due 2017, (xii) MGM Resorts International's 11.375% senior notes due 2018, (xiii) MGM Resorts International's 8.625% senior notes due 2019; (xiv) the Mandalay Notes and (xv) MGM Resorts International's 7.75% senior notes due 2022.

        "Existing Senior Secured Notes" means (i) the Mirage Secured Notes, (ii) the New York-New York Secured Notes and (iii) the MGM Grand Secured Notes.

        "Existing Senior Unsecured Notes" means Existing Senior Notes other than Existing Senior Secured Notes.

        "Funded Debt" means all Indebtedness of MGM Resorts International or any Subsidiary Guarantor which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the Notes or the applicable Subsidiary Guarantee.

        "Illinois Gaming Approval" means the granting of all necessary approvals by the Illinois Gaming Board for Nevada Landing Partnership to guarantee the Notes.

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

        "Indebtedness" of any Person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness Incurred in connection with the acquisition by such Person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capital leases and (ii) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, or any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any Person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such Person. For purposes of this definition of Indebtedness, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

        "Initial Purchasers" means the initial purchasers identified in the "Plan of Distribution."

        "Insurance Subsidiaries" means M3 Nevada Insurance Company, MGMM Insurance Company and any other Subsidiaries established from time to time by us or our Subsidiaries for the primary purpose of insuring the business, facilities and/or employees of MGM Resorts International and its Subsidiaries.

        "Issue Date" means September 19, 2012 the date on which the Notes were issued.

        "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by MGM Resorts International and/or one or more of its Subsidiaries.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Mandalay Notes" means (i) Mandalay Resort Group's Floating Rate Convertible Senior Debentures due 2033; (ii) Mandalay Resort Group's 7.0% Debentures due 2036; and (iii) Mandalay Resort Group's 6.7% Debentures due 2096.

        "New York-New York" means the New York-New York Hotel and Casino, located in Las Vegas, Nevada.

        "Nevada Landing Partnership" means Nevada Landing Partnership, an Illinois partnership.

        "Non-recourse Indebtedness" means Indebtedness the terms of which provide that the lender's claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.

        "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

        "Principal Property" means any real estate or other physical facility or depreciable asset or securities the net book value of which on the date of determination exceeds the greater of $25 million and 2% of Consolidated Net Tangible Assets.

        "Registration Rights Agreement" means the Registration Rights Agreement entered into on the Issue Date among MGM Resorts International, the Subsidiary Guarantors and Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

        "Sale and Lease-Back Transaction" means any arrangement with a person (other than MGM Resorts International or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to MGM Resorts International or any of its Subsidiaries for a period of more than three years of any Principal Property which has been or is to be sold or transferred by MGM Resorts International or any of its Subsidiaries to such person, or to any other person (other than MGM Resorts International of any of its Subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property.

        "Subsidiary" of any specified Person means any corporation, partnership or limited liability company of which at least a majority of the outstanding stock (or other equity interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) of such Person (irrespective of whether or not at the time stock (or other equity interests) of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

        "Treasury Securities" mean any obligations issued or guaranteed by the United States government or any agency thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of an exchange of Outstanding Notes for Exchange Notes in the exchange offer. It is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service (the "IRS") has been or will be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. The following relates only to Exchange Notes that are acquired in this offering in exchange for Outstanding Notes originally acquired at their initial offering for an amount of cash equal to their issue price and that are held as capital assets (i.e., generally, property held for investment). This summary does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, employee stock ownership plans, partnerships or other pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the United States, controlled foreign corporations, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, tax-exempt organizations, dealers in securities and foreign currencies, traders in securities, brokers, persons who hold the notes as a hedge or other integrated transaction or who hedge the interest rate on the notes, U.S. holders whose functional currency is not U.S. dollars, or persons subject to the alternative minimum tax). In addition, this summary does not include any description of the tax laws of any state, local, or non-U.S. jurisdiction that may be applicable to a particular holder and does not consider any aspects of U.S. federal tax law other than income taxation.

        HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE EXCHANGE NOTES AND THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN THE FEDERAL INCOME TAX LAWS.

U.S. Federal Income Tax Consequences of the Exchange Offer to U.S. Holders and Non-U.S. Holders

        The exchange of Outstanding Notes for Exchange Notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. U.S. holders and non-U.S. holders will not recognize any taxable gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the Exchange Notes as they had in the Outstanding Notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the Exchange Notes will be the same as those applicable to the Outstanding Notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account in the exchange offer must acknowledge that it acquired the Outstanding Notes for its own account as a result of market-making or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A participating broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The registration rights agreement we executed in connection with the offering of the Outstanding Notes provides that we will be required to amend or supplement this prospectus for a period up to 180 days after the last exchange date and participating broker-dealers shall not be authorized by us to deliver this prospectus in connection with resales after that period of time has expired.

        We will not receive any proceeds from any sale of Exchange Notes by any participating broker-dealer. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes, or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of the Exchange Notes. Any participating broker-dealer that resells Exchange Notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes and guarantees offered hereby will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the MGM Resorts International's Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of MGM Resorts International's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

 AVAILABLE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549.

        The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Also, the Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Securities and Exchange Commission. The public can obtain any documents that we file electronically with the Securities and Exchange Commission at http://www.sec.gov.

        We also make available, free of charge, on or through our Internet web site (http://www.mgmresorts.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Our web site and the information contained on our web site, or connected to our web site, are not incorporated into and are not a part of this prospectus. In addition, you may request copies of these filings at no cost through our Secretary: John McManus, Executive Vice President, General Counsel and Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120.

$1,000,000,000

MGM Resorts International

Offer to Exchange
6.750% Senior Notes due 2020 Registered under the Securities Act for
a Like Principal Amount of Outstanding 6.750% Senior Notes due 2020

PROSPECTUS

                        , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit.

        The amended and restated certificate of incorporation of MGM Resorts International provides MGM Resorts International will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to MGM Resorts International or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. Article II, Section 12 of the Bylaws of MGM Resorts International provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

        The law of the state of incorporation and/or the provisions of the certificates of incorporation, the bylaws, the limited liability company agreements or the general partnership agreements, as applicable, of all of the subsidiaries listed in the "Table of Additional Registrants" included in the Registration Statement, provide for the limitation of liability and indemnification of officers, directors, managers and persons performing similar functions, as applicable, of the subsidiaries similar to those described above.

        MGM Resorts International maintains standard policies of directors' and officers' liability insurance. The Registrant also has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements MGM Resorts International will be obligated, to the fullest extent not prohibited by the DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact they were directors and officers of MGM Resorts International.

Item 21.    Exhibits and Financial Statement Schedules.

        (a)   Exhibits.

Exhibit Number	Description
3(1)	Amended and Restated Certificate of Incorporation of the Company, dated June 14, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on August 9, 2011)
3(2)	Amended and Restated Bylaws of the Company, effective December 14, 2010 (incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on December 20, 2010)
4.1
Indenture, dated as of September 19, 2012, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed on September 19, 2012)
4.2
Registration Rights Agreement, dated as of September 19, 2012, among MGM Resorts International, the guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the initial purchasers named therein (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed on September 19, 2012)
5	Opinion of Milbank, Tweed, Hadley & McCloy LLP*
12	Computation of ratio of earnings to fixed charges for MGM Resorts International (incorporated herein by reference to Exhibit 12 to the Company's Annual Report on Form10-K, filed on February 28, 2013)
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP (including in the opinion filed as Exhibit 5)
24	Power of Attorney (contained in the signature pages to this Registration Statement)
25	Form T-1 Statement of eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association*
99.1	Form of Letter of Transmittal*
99.2	Form of Notice of Guaranteed Delivery*

*
Filed herewith

        (b)   Financial Statement Schedules

        All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus and are incorporated herein by reference.

Item 22.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 5, 2013.

MGM RESORTS INTERNATIONAL
By:	/s/ JAMES J. MURREN James J. Murren Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN James J. Murren	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ ROBERT H. BALDWIN Robert H. Baldwin	Chief Design and Construction Officer and Director
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

SIGNATURE	TITLE

/s/ ROBERT C. SELWOOD Robert C. Selwood	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ WILLIAM A. BIBLE William A. Bible	Director
/s/ BURTON M. COHEN Burton M. Cohen	Director
/s/ WILLIE D. DAVIS Willie D. Davis	Director
/s/ ALEXIS M. HERMAN Alexis M. Herman	Director
/s/ ROLAND HERNANDEZ Roland Hernandez	Director
/s/ WILLIAM GROUNDS William Grounds	Director
/s/ ANTHONY MANDEKIC Anthony Mandekic	Director
/s/ ROSE MCKINNEY-JAMES Rose McKinney-James	Director
/s/ DANIEL J. TAYLOR Daniel J. Taylor	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

AC HOLDING CORP.
AC HOLDING CORP. II
DIAMOND GOLD, INC.
LV CONCRETE CORP.
MANDALAY MARKETING AND EVENTS
MANDALAY PLACE
MANDALAY RESORT GROUP
MGM GRAND ATLANTIC CITY, INC.
MGM GRAND DETROIT, INC.
MGM RESORTS AVIATION CORP.
MGM RESORTS CORPORATE SERVICES
MGM RESORTS MANUFACTURING CORP.
MH, INC.
M.I.R. TRAVEL
MIRAGE LAUNDRY SERVICES CORP.
MIRAGE LEASING CORP.
MMNY LAND COMPANY, INC.
M.S.E. INVESTMENTS, INCORPORATED
NEW PRMA LAS VEGAS, INC.
PRMA LAND DEVELOPMENT COMPANY
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN James J. Murren	President and Director (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director
/s/ COREY I. SANDERS Corey I. Sanders	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, Bungalow, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

BUNGALOW, INC.
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ GEORGE P. CORCHIS, JR. George P. Corchis, Jr.	President and Director (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, Circus Circus Casinos, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

CIRCUS CIRCUS CASINOS, INC.
By:	/s/ SHERI CHERUBINO Sheri Cherubino Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ DONALD THRASHER Donald Thrasher	President (Principal Executive Officer)
/s/ SHERI CHERUBINO Sheri Cherubino	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, CityCenter Realty Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

CITYCENTER REALTY CORP
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN Robert H. Baldwin	President (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

DESTRON, INC.
MGM RESORTS INTERNATIONAL MARKETING, INC.
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ALBERT FACCINTO, JR. Albert Faccinto, Jr.	President (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, Galleon, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

GALLEON, INC.
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	President and Director (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director
/s/ JOHN M. MCMANUS John M. McManus	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, Grand Laundry, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

GRAND LAUNDRY, INC.
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ SCOTT SIBELLA Scott Sibella	President (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, Mandalay Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MANDALAY CORP.
By:	/s/ CARLOS CASTRO Carlos Castro Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ CHUCK BOWLING Chuck Bowling	President (Principal Executive Officer)
/s/ CARLOS CASTRO Carlos Castro	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM RESORTS ADVERTISING, INC. VIDIAD
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	President and Director (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Entertainment and Sports certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM RESORTS ENTERTAINMENT AND SPORTS
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ RICHARD STURM Richard Sturm	President (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts International Design certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM RESORTS INTERNATIONAL DESIGN
By:	/s/ BLAIR STANERT Blair Stanert Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN Robert H. Baldwin	President (Principal Executive Officer)
/s/ BLAIR STANERT Blair Stanert	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, the MGM Resorts International Operations, Inc. certifies that it has reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM RESORTS INTERNATIONAL OPERATIONS, INC.
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	President and Director (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Retail certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM RESORTS RETAIL
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ COREY SANDERS Corey Sanders	President and Chief Operating Officer (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, The Mirage Casino-Hotel certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

THE MIRAGE CASINO-HOTEL
By:	/s/ TREVOR SCHERRER Trevor Scherrer President and Chief Operating Officer (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ TREVOR SCHERRER Trevor Scherrer	President and Chief Operating Officer (Principal Executive Officer)
/s/ JANICE FITZPATRICK Janice Fitzpatrick	Senior Vice President Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director

SIGNATURE	TITLE

/s/ JAMES J. MURREN James J. Murren	Director
/s/ COREY I. SANDERS Corey I. Sanders	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

NEW CASTLE CORP. RAMPARTS, INC.
By:	/s/ SCOTT B. SNOW Scott B. Snow Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ SUZANNE RENEE WEST Suzanne Renee West	President (Principal Executive Officer)
/s/ SCOTT B. SNOW Scott B. Snow	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director
/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

550 LEASING COMPANY I, LLC MANDALAY EMPLOYMENT, LLC
By:	Mandalay Resort Group
Its:	Member
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer of Mandalay Resort Group (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN	President and Director of Mandalay Resort Group (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer of Mandalay Resort Group (Principal Financial Officer and Principal Accounting Officer)

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director Mandalay Resort Group
/s/ COREY I. SANDERS Corey I. Sanders	Director Mandalay Resort Group

        Pursuant to the requirements of the Securities Act of 1933, as amended, Nevada Landing Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

NEVADA LANDING PARTNERSHIP
By:	MSE Investments, Incorporated
Its:	General Partner
By:	Diamond Gold, Inc.
Its:	General Partner
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer of each General Partner of Nevada Landing Partnership (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN James J. Murren	President and Director of each General Partner of Nevada Landing Partnership (Principal Executive Officer)

SIGNATURE	TITLE

/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer of each General Partner of Nevada Landing Partnership (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director of each General Partner of Nevada Landing Partnership
/s/ COREY I. SANDERS Corey I. Sanders	Director of each General Partner of Nevada Landing Partnership

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

350 LEASING COMPANY I, LLC
350 LEASING COMPANY II, LLC
450 LEASING COMPANY I, LLC
550 LEASING COMPANY II, LLC
METROPOLITAN MARKETING, LLC
MGM RESORTS AIRCRAFT HOLDINGS, LLC
MGM RESORTS LAND HOLDINGS, LLC
MGM RESORTS ONLINE, LLC
PRMA, LLC
VINTAGE LAND HOLDINGS, LLC
VINTAGE LAND HOLDINGS II, LLC
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN James J. Murren	President and Manager (Principal Executive Officer)

SIGNATURE	TITLE

/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts International Global Gaming Development, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM RESORTS INTERNATIONAL GLOBAL GAMING DEVELOPMENT, LLC
By:	/s/ JAMES J. MURREN James J. Murren Chief Executive Office and Manager (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN James J. Murren	Chief Executive Officer and Manager (Principal Executive Officer)
/s/ JAMES MRHA James Mrha	Senior Vice President—Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, Aria Resort & Casino, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

ARIA RESORT & CASINO, LLC
By:	/s/ WILLIAM BOASBERG William Boasberg Senior Vice President—Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN Robert H. Baldwin	President and Chief Operating Officer (Principal Executive Officer)
/s/ WILLIAM BOASBERG William Boasberg	Senior Vice President—Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, MRGS, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MRGS, LLC
By:	/s/ DOUG SANDOVAL Doug Sandoval Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ RANDY MORTON Randy Morton	President (Principal Executive Officer)
/s/ DOUG SANDOVAL Doug Sandoval	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

BEAU RIVAGE RESORTS, INC. MGM RESORTS MISSISSIPPI, INC.
By:	/s/ GEORGE P. CORCHIS JR. George P. Corchis, Jr. President and Chief Operating Officer (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ GEORGE P. CORCHIS, JR. George P. Corchis, Jr.	President and Chief Operating Officer (Principal Executive Officer)
/s/ JORGE PEREZ Jorge Perez	Vice President and Chief Financial Officer of Beau Rivage Resorts, Inc. (Principal Financial Officer and Principal Accounting Officer)
/s/ ERIC WOLFMAN Eric Wolfman	Vice President and Chief Financial Officer of MGM Resort Mississippi, Inc. (Principal Financial Officer and Principal Accounting Officer)

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	Director
/s/ COREY I. SANDERS Corey I. Sanders	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, Bellagio, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

BELLAGIO, LLC
By:	/s/ MICHAEL LONGI Michael Longi Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ RANDY MORTON Randy Morton	President (Principal Executive Officer)
/s/ MICHAEL LONGI Michael Longi	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, CityCenter Facilities Management, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

CITYCENTER FACILITIES MANAGEMENT, LLC
By:	/s/ ROBERT H. BALDWIN Robert H. Baldwin President (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN Robert H. Baldwin	President (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM RESORTS DEVELOPMENT, LLC IKM MGM MANAGEMENT, LLC IKM MGM, LLC
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ KENNETH A. ROSEVEAR Kenneth A. Rosevear	President (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

GOLD STRIKE FUEL COMPANY, LLC JEAN DEVELOPMENT COMPANY, LLC JEAN DEVELOPMENT NORTH, LLC JEAN DEVELOPMENT WEST, LLC JEAN FUEL COMPANY WEST, LLC RAILROAD PASS INVESTMENT GROUP, LLC
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ DONALD THRASHER Donald Thrasher	President (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Springfield, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM SPRINGFIELD, LLC
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	President (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM GRAND CONDOMINIUMS
EAST-TOWER I, LLC
MGM GRAND CONDOMINIUMS, LLC
MGM GRAND CONDOMINIUMS II, LLC
MGM GRAND CONDOMINIUMS III, LLC
THE SIGNATURE CONDOMINIUMS, LLC
SIGNATURE TOWER 2, LLC
SIGNATURE TOWER 3, LLC
SIGNATURE TOWER I, LLC
TOWER B, LLC
TOWER C, LLC
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ SCOTT SIBELLA Scott Sibella	President (Principal Executive Officer)

SIGNATURE	TITLE

/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Hotel, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM GRAND HOTEL, LLC
By:	/s/ MIKE NEUBECKER Mike Neubecker Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ SCOTT SIBELLA Scott Sibella	President (Principal Executive Officer)
/s/ MIKE NEUBECKER Mike Neubecker	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM HOSPITALITY, LLC
By:	/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle President (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	President (Principal Executive Officer)
/s/ JAMES MRHA James Mrha	Senior Vice President—Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM RESORTS MANAGEMENT AND TECHNICAL SERVICES, LLC
By:	/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle President and Chief Operating Officer (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	President and Chief Operating Officer (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, MGM International, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM INTERNATIONAL, LLC
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ALBERT FACCINTO, JR. Albert Faccinto, Jr.	President (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

NEW YORK-NEW YORK HOTEL & CASINO, LLC
NEW YORK-NEW YORK TOWER, LLC
By:	/s/ COURTNEY WENLENDER Courtney Wenlender Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ CYNTHIA KISER MURPHEY Cynthia Kiser Murphey	President (Principal Executive Officer)
/s/ COURTNEY WENLENDER Courtney Wenlender	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, OE Pub, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

OE PUB, LLC
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ COREY SANDERS Corey Sanders	President, Chief Operating Officer and Manager (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, The Crystals at CityCenter Management, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

THE CRYSTALS AT CITYCENTER MANAGEMENT, LLC
By:	/s/ ROBERT H. BALDWIN Robert H. Baldwin President and Chief Executive Officer (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT H. BALDWIN Robert H. Baldwin	President and Chief Executive Officer (Principal Executive Officer)
/s/ CHRIS NORDLING Chris Nordling	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage Resorts, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MIRAGE RESORTS, INCORPORATED
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN James J. Murren	President and Director (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ JOHN M. MCMANUS John M. McManus	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, MAC, Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MAC, CORP.
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ WILLIAM J. HORNBUCKLE William J. Hornbuckle	President and Director (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ KENNETH A. ROSEVEAR Kenneth A. Rosevear	Director
/s/ JAMES J. MURREN James J. Murren	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, Victoria Partners certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

VICTORIA PARTNERS
By:	MRGS, LLC
Its:	Partner
By:	/s/ DOUG SANDOVAL Doug Sandoval Vice President and Chief Financial Officer of MRGS, LLC (Principal Financial Officer and Principal Accounting Officer)
By:	Gold Strike L.V.
By:	Diamond Gold, Inc.
Its:	General Partner
By:	M.S.E. Investments, Incorporated
Its:	General Partner
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer of each General Partner of Gold Strike L.V. (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ RANDY MORTON Randy Morton	President of MRGS, LLC (Principal Executive Officer)
/s/ JAMES J. MURREN James J. Murren	Manager of MRGS, LLC and President and Director of each Partner of Gold Strike L.V. (Principal Executive Officer)
/s/ DOUG SANDOVAL Doug Sandoval	Vice President and Chief Financial Officer of MRGS, LLC (Principal Financial Officer and Principal Accounting Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer of each General Partner of Gold Strike L.V. (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager of MRGS, LLC and Director of each General Partner of Gold Strike L.V.
/s/ WILLIAM HORNBUCKLE William Hornbuckle	Director of each General Partner of Gold Strike L.V.

        Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-4 and have duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

PROJECT CC, LLC VDARA CONDO HOTEL, LLC
By:	/s/ CHRIS NORDLING Chris Nordling Executive Vice President and Chief Financial Officer of Project CC, LLC (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ ROBERT BALDWIN Robert Baldwin	President (Principal Executive Officer)
/s/ CHRIS NORDLING Chris Nordling	Executive Vice President and Chief Financial Officer of Project CC, LLC (Principal Financial Officer and Principal Accounting Officer)

SIGNATURE	TITLE

/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer of CityCenter Facilities Management, LLC and Vdara Condo Hotel, LLC (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager
/s/ JAMES J. MURREN James J. Murren	Manager

        Pursuant to the requirements of the Securities Act of 1933, as amended, Gold Strike L.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

GOLD STRIKE L.V.
By:	M.S.E Investments, Incorporation
Its:	Partner
By:	Diamond Gold, Inc.
Its:	Partner
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer of each General Partner of Gold Strike L.V. (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN James J. Murren	President and Director of each General Partner of Gold Strike L.V. (Principal Executive Officer)

SIGNATURE	TITLE

/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer of each General Partner of Gold Strike L.V. (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM HORNBUCKLE William Hornbuckle	Director of each General Partner of Gold Strike L.V.
/s/ COREY I. SANDERS Corey I. Sanders	Director of each General Partner of Gold Strike L.V.

        Pursuant to the requirements of the Securities Act of 1933, as amended, Vendido, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

VENDIDO, LLC
By:	The Signatures Condominiums, LLC
Its:	Sole Member
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer of The Signature Condominiums, LLC (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ SCOTT SIBELLA Scott Sibella	President of The Signature Condominiums, LLC (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer of The Signature Condominiums, LLC (Principal Financial Officer and Principal Accounting Officer)

SIGNATURE	TITLE

/s/ COREY I. SANDERS Corey I. Sanders	Manager of The Signature Condominiums, LLC
/s/ JAMES J. MURREN James J. Murren	Manager of The Signature Condominiums, LLC

        Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Resorts Macao, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 5, 2013.

MGM RESORTS MACAO, LLC
By:	/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo Treasurer (Principal Financial Officer and Principal Accounting Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned managers and officers of the Registrant, which is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed on March 5, 2013 by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ JAMES J. MURREN James J. Murren	President and Manager (Principal Executive Officer)
/s/ DANIEL J. D'ARRIGO Daniel J. D'Arrigo	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ COREY I. SANDERS Corey I. Sanders	Manager

Exhibit Index

Exhibit Number	Description
3(1)	Amended and Restated Certificate of Incorporation of the Company, dated June 14, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed on August 9, 2011)

3(2)	Amended and Restated Bylaws of the Company, effective December 14, 2010 (incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on December 20, 2010)

4.1	Indenture, dated as of September 19, 2012, among MGM Resorts International, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed on September 19, 2012)

4.2	Registration Rights Agreement, dated as of September 19, 2012, among MGM Resorts International, the guarantors named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the initial purchasers named therein (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, filed on September 19, 2012)

5	Opinion of Milbank, Tweed, Hadley & McCloy LLP*

12	Computation of ratio of earnings to fixed charges for MGM Resorts International (incorporated herein by reference to Exhibit 12 to the Company's Annual Report on Form10-K, filed on February 28, 2013)

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP (including in the opinion filed as Exhibit 5)

24	Power of Attorney (contained in the signature pages to this Registration Statement)

25	Form T-1 Statement of eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

*
Filed herewith